UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant                     ☐

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☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

VAXART, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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☒ No fee required.

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

VAXART, INC.

170 Harbor Way, Suite 300

South San Francisco, California 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Tuesday, June 7, 2022

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Vaxart, Inc., a Delaware corporation.  The meeting will be held on Tuesday, June 7, 2022, at 9:30 a.m. local time at the offices of Vaxart, Inc. located at 170 Harbor Way, Suite 300, South San Francisco, California 94080, and through live webcast of the meeting, which you can access, together with the list of stockholders entitled to vote at the meeting during the meeting, by visiting www.virtualshareholdermeeting.com/VXRT2022 and entering the 16‐digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials for the following purposes:

1.    To elect the board of directors’ seven nominees for director to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

2.    To adopt an amendment to our Restated Certificate of Incorporation to increase the authorized number of shares of our common stock to 250,000,000 shares.

3.     To approve, contingent upon approval of Proposal No. 2, an amendment and restatement of our 2019 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 12,000,000 shares to 28,900,000 shares.

4.     To adopt, contingent upon approval of Proposal No. 2, the Company’s 2022 Employee Stock Purchase Plan.

5.    To ratify the selection by our Audit Committee of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2022.

6.    To approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.

7.     To conduct any other business properly brought before the meeting.

We are actively monitoring the coronavirus (COVID-19) pandemic and we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include postponing or adjourning the meeting or holding the meeting solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates via a press release and posting details on our website that will also be filed with the SEC as proxy material. Please monitor the Investor Relations section of our website at www.vaxart.com for updated information. If you are planning to attend our Annual Meeting, please check the website one week prior to the Annual Meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this notice.

The record date for the Annual Meeting is April 11, 2022. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Todd C. Davis

Todd C. Davis

Chairman of the Board

South San Francisco, California

_________, 2022

We are primarily providing access to our proxy materials over the internet pursuant to the Securities and Exchange Commission’s notice and access rules. On or about April 28, 2022, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials that will indicate how to access our 2022 Proxy Statement and 2021 Annual Report on the internet and will include instructions on how you can receive a paper copy of the annual meeting materials, including the notice of annual meeting, proxy statement, and proxy card.

Whether or not you expect to attend the meeting, please submit a proxy or voting instructions for your shares promptly using the directions on your Notice, or, if you elected to receive printed proxy materials by mail, your proxy card, by one of the following methods: (1) over the internet at http://www.proxyvote.com, (2) by telephone by calling the toll-free number (800) 690-6903, or (3) if you elected to receive printed proxy materials by mail, by marking, dating, and signing your proxy card and returning it in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

SECTION	Page

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	2

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	9

PROPOSAL NO. 1 ELECTION OF DIRECTORS	10

Information Regarding the Board of Directors and Corporate Governance	12
Information Regarding Committees of the Board of Directors	13
Board Diversity Matrix	18
Stockholder Communications with the Board of Directors	18
Code of Ethics	19
Anti-Hedging/Pledging Policy	19
Corporate Governance Guidelines	19

PROPOSAL NO. 2 ADOPTION OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	20

PROPOSAL NO. 3 APPROVAL, CONTINGENT UPON APPROVAL OF PROPOSAL NO. 2, OF AMENDMENT TO 2019 EQUITY INCENTIVE PLAN	22

PROPOSAL NO. 4 ADOPTION, CONTINGENT UPON APPROVAL OF PROPOSAL NO. 2, THE COMPANY’S 2022 EMPLOYEE STOCK PURCHASE PLAN	32

Equity Compensation Plans at December 31, 2021	35

PROPOSAL NO. 5 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	36

PROPOSAL NO. 6 APPROVAL, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT	37

EXECUTIVE OFFICERS	38

COMPENSATION DISCUSSION AND ANALYSIS	38

EXECUTIVE COMPENSATION	44

DIRECTOR COMPENSATION	49

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	51

DELINQUENT SECTION 16(A) REPORTS	52

TRANSACTIONS WITH RELATED PARTIES	53

HOUSEHOLDING OF PROXY MATERIALS	54

OTHER MATTERS	54

EXHIBITS

VAXART, INC.

170 Harbor Way, Suite 300

South San Francisco, California 94080

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

June 7, 2022

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Who is Vaxart?

We are a clinical-stage biotechnology company primarily focused on the development of oral recombinant vaccines based on our Vector-Adjuvant-Antigen Standardized Technology (“VAAST”) proprietary oral vaccine platform. Our oral vaccines are designed to generate broad and durable immune responses that may protect against a wide range of infectious diseases and may be useful for the treatment of chronic viral infections and cancer. Our investigational vaccines are administered using a room temperature-stable tablet, rather than by injection.

We are developing prophylactic vaccine candidates that target a range of infectious diseases, including SARS-CoV-2 (the virus that causes coronavirus disease 2019 (“COVID-19”)), norovirus (a widespread cause of acute gastro-intestinal enteritis), seasonal influenza and respiratory syncytial virus (“RSV”) (common causes of respiratory tract infections). We have completed a Phase 1 clinical trial for our first SARS CoV-2 vaccine candidate, that commenced in October 2020; the study met its primary and secondary endpoints. A Phase 2 study with our second-generation SARS CoV-2 vaccine candidate commenced dosing in October 2021 and is currently ongoing. Three Phase 1 human studies for our norovirus vaccine candidate have been completed, including a study with a bivalent norovirus vaccine which, as we disclosed in September 2019, met its primary and secondary endpoints. Additional Phase 1 studies with our norovirus vaccine are currently ongoing. In addition, we have started a Phase 2 monovalent norovirus GI.1 challenge study. Our monovalent H1 influenza vaccine protected participants against H1 influenza infection in a Phase 2 challenge study, as published in 2020 (Lancet ID). In addition, we are in early development of our first therapeutic vaccine targeting cervical cancer and dysplasia caused by human papillomavirus (“HPV”).

Vaccines have been essential in eradicating or significantly reducing multiple devastating infectious diseases, including polio, smallpox, mumps, measles, diphtheria, hepatitis B, influenza, HPV and several others. According to a MarketsandMarkets research report titled “Vaccines Market - Global Forecast to 2023”, the global market for vaccines is expected to reach $50.42 billion by 2023 from $36.45 billion in 2018, at a compound annual growth rate of 6.7%.

We believe our oral tablet vaccine candidates offer several important advantages, the most notable being:

First, they are designed to generate broad and durable immune responses, including systemic, mucosal and T cell responses, which may enhance protection against certain infectious diseases, such as COVID-19, influenza, norovirus and RSV, and may have potential clinical benefit for certain cancers and chronic viral infections, such as those caused by HPV.

Second, our tablet vaccine candidates are designed to provide a more efficient and convenient method of administration, enhance patient acceptance and reduce distribution bottlenecks, which we believe will improve the effectiveness of vaccination campaigns. For example, according to the U.S. Centers for Disease Control and Prevention (the “CDC”), in the 2018/2019 seasonal influenza season, only approximately 49% of the U.S. population was vaccinated against influenza, with particularly low vaccination rates among adults between ages 18 and 49.

In 2021, we began active engagement efforts to ensure stockholder interests were incorporated into our planning practice for environmental, social, and governance (“ESG”) initiatives. During 2021, we discussed various topics (including diversity and inclusion of our workforce, our ESG initiatives, and our executive compensation philosophy) with stockholders. In part as a result of stockholder feedback, we continue to enhance our disclosures and ESG reporting practices, and we continue to encourage you to share your opinions with us. Vaxart has embedded ESG considerations in our governance structures (including in the charters of the committees of our board of directors), strategies, risk management, and reporting. Board of directors oversight of ESG matters is integrated into our governance structures, including Nominating and Governance Committee responsibility in assisting in overseeing and monitoring the Company’s approach and strategy relating to environmental, legal and social responsibility, diversity, and other corporate citizenship and sustainability matters; Audit Committee responsibility for reviewing with management the type and presentation of the Company’s ESG disclosures and the adequacy and effectiveness of applicable internal controls related to such disclosures; Compensation Committee responsibility for reviewing and advising management on our strategies and policies related to talent management (including talent acquisition, development and retention, internal pay equity, diversity and inclusion and corporate culture); and Science and Technology Committee responsibility in assisting the board of directors in its oversight of the Company’s research and development programs. Vaxart’s management, in consultation and with the oversight and direction of the Nominating and Governance Committee, actively works to identify priority ESG issues for Vaxart, is developing an ESG program, is forming an internal, management-level ESG governance structure, and provides progress reports to the Nominating and Governance Committee.

Vaxart Biosciences, Inc. was originally incorporated in California under the name West Coast Biologicals, Inc. in March 2004 and changed its name to Vaxart, Inc. (“Private Vaxart”) in July 2007, when it reincorporated in the state of Delaware.

On February 13, 2018, Private Vaxart completed a reverse merger (the “Merger”) with Aviragen Therapeutics, Inc. (“Aviragen”), pursuant to which Private Vaxart survived as a wholly owned subsidiary of Aviragen. Under the terms of the Merger, Aviragen changed its name to Vaxart, Inc. and Private Vaxart changed its name to Vaxart Biosciences, Inc. Unless otherwise indicated, all references to “Vaxart,” “we,” “us,” “our” or the “Company” in this proxy statement mean Vaxart, Inc., the combined company.

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (“Notice”), because the board of directors of Vaxart, Inc. is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournment or postponement of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in your Notice or request to receive a printed set of the proxy materials.  Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in your Notice.

We intend to mail the Notice of Internet Availability of Proxy Materials on or about April 28, 2022, to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please go to www.proxyvote.com, or call (800) 579-1639, or send an email to sendmaterials@proxyvote.com. Please have your proxy card in hand when you access the website or call and follow the instructions provided therein.

How do I attend the Annual Meeting?

The meeting will be held on Tuesday, June 7, 2022, at 9:30 a.m. local time at the offices of Vaxart located at 170 Harbor Way, Suite 300, South San Francisco, California 94080. Directions to the Annual Meeting may be found on the Investors section of our website at www.vaxart.com. Information on how to vote in person at the Annual Meeting is discussed below. You will also be able to listen and participate in the Annual Meeting as well as vote and submit your questions during a live webcast of the meeting by visiting www.virtualshareholdermeeting.com/VXRT2022 and entering the 16‐digit control number included in your Notice, on your proxy card or in the instructions that accompanied your proxy materials. As part of our precautions regarding COVID-19, we are planning for the possibility that the meeting may be held virtually only over the Internet. If we take this step, we will announce the decision to do so via a press release and posting details on our website that will also be filed with the SEC as proxy material. As always, we encourage you to vote your shares prior to the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 11, 2022, will be entitled to vote at the Annual Meeting. On this record date, there were 126,405,811 shares of common stock outstanding and entitled to vote.

Stockholder of Record:  Shares Registered in Your Name

If on April 11, 2022, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting, vote by proxy, or vote by visiting www.virtualshareholdermeeting.com/VXRT2022 and entering the 16‐digit control number included in your Notice. Whether or not you plan to attend the meeting, we urge you to submit a proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 11, 2022, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and your Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting or vote by visiting www.virtualshareholdermeeting.com/VXRT2022 and entering the 16‐digit control number included in your Notice. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are six matters scheduled for a vote:

●	Proposal No. 1 – To elect seven directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.

●	Proposal No. 2 – To adopt an amendment to our Restated Certificate of Incorporation to increase the authorized number of shares of our common stock to 250,000,000 shares.

●

Proposal No. 3 – To approve, contingent upon approval of Proposal No. 2, an amendment and restatement of our 2019 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 12,000,000 shares to 28,900,000 shares.

●	Proposal No. 4 – To adopt, contingent upon approval of Proposal No. 2, the Company’s 2022 Employee Stock Purchase Plan.

●	Proposal No. 5 – To ratify the selection by our Audit Committee of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2022.

●	Proposal No. 6 – To approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.

What if another matter is properly brought before the meeting?

The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” the nominees to the board of directors or you may “Withhold” your vote for any nominee you specify. For all other proposals you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy at the meeting, vote by proxy through the internet by visiting www.virtualshareholdermeeting.com/VXRT2022 and entering the 16‐digit control number included in your Notice, or submit a proxy to vote your shares in advance of the meeting by using a proxy card that you may request or that we may elect to deliver at a later time or by telephone or the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the meeting and vote in person even if you have already voted by proxy.

●	To vote in person, come to the Annual Meeting, provide us with your identification, and we will give you a ballot when you arrive.

●

To submit a proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, the proxyholders named therein will vote your shares as you direct.

●

To submit a proxy over the telephone, dial toll-free (800) 690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from your Notice. Your telephone vote should be received by 11:59 p.m., Eastern Time on June 6, 2022 in order to ensure that it is counted.

●

To submit a proxy through the internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from your Notice. Your proxy submitted by internet should be received by 11:59 p.m., Eastern Time on June 6, 2022 in order to ensure that it is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from Vaxart. Simply follow the voting instructions in your Notice to ensure that your vote is counted. To vote in person or virtually at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form. You may also vote by visiting www.virtualshareholdermeeting.com/VXRT2022 and entering the 16‐digit control number included in your Notice.

The ability to submit a proxy via the internet may be provided to allow you to submit a proxy to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 11, 2022.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not submit a proxy by completing and delivering your proxy card or through the internet or telephone, and do not vote in person (or virtually) at the Annual Meeting, your shares will not be voted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange, or NYSE, deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of NYSE, which apply regardless of whether an issuer is listed on the NYSE or Nasdaq, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal No. 1, Proposal No. 3, Proposal No. 4 or Proposal No. 6 without your instructions, but may vote your shares on Proposal No. 2 and Proposal No. 5 even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:

●	“For” the election of the seven nominees for director;

●	“For” the adoption of the amendment to our Restated Certificate of Incorporation to increase the authorized number of shares of our common stock to 250,000,000 shares;

●	“For” the approval of the amendment to our 2019 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 12,000,000 shares to 28,900,000 shares;

●	“For” the adoption of the Company’s 2022 Employee Stock Purchase Plan;

●	“For” the ratification of the selection of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2022; and

●	“For” the non-binding, advisory approval of executive compensation.

If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners. We have engaged Morrow Sodali to assist in the solicitation of proxies and provide related advice and informational support for a fee of $7,500 plus out-of-pocket expenses and customary disbursements.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts.  Please follow the voting instructions on your Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●	You may submit another properly completed proxy card with a later date.

●	You may grant a subsequent proxy by telephone or through the internet.

●	You may send a timely written notice that you are revoking your proxy to our Secretary at 170 Harbor Way, Suite 300, South San Francisco, California 94080.

●

You may attend the Annual Meeting and vote in person, or listen and participate in the Annual Meeting as well as vote and submit your questions during a live webcast of the meeting by visiting www.virtualshareholdermeeting.com/VXRT2022 and entering the 16‐digit control number included in your Notice, on your proxy card or in the instructions that accompanied your proxy materials. Simply attending or participating in the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or other proxy is the one that is counted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for the 2023 Annual Meeting?

Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings for inclusion in our proxy statement in accordance with regulations adopted by the SEC under Rule 14a-8 of the Exchange Act. To be considered for inclusion in the proxy statement and form of proxy relating to our 2023 annual meeting of stockholders, such proposals must be received by our Secretary at our executive offices at 170 Harbor Way, Suite 300, South San Francisco, California 94080, no later than _________, 2022. Our Bylaws set an advance notice procedure for proposals a stockholder wishes to present directly at an annual meeting (rather than submitting for inclusion in our proxy statement under Rule 14a-8) and for director nominations. To be considered for presentation at the 2023 annual meeting, although not included in the proxy statement, proposals and nominations submitted through our advance notice procedure must be received at the above address not less than 90 days prior to the date of the annual meeting of stockholders. However, in the event that less than 100 days’ notice or prior public announcement of the date of the meeting is given or made to stockholders, then a proposal shall be received no later than the close of business on the tenth day following the date on which notice of the date of the meeting was mailed or a public announcement was made. You are also advised to review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

To comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than Vaxart nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than April 10, 2023. Such notice may be mailed to the Corporate Secretary at 170 Harbor Way, Suite 300, South San Francisco, California 94080, or emailed to ir@vaxart.com.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting, who will separately count, (a) for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes, and (b) with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions and broker non-votes will have no effect, and will not be counted towards the vote total, for Proposal No. 1, Proposal No. 3, Proposal No. 4 and Proposal No. 6. Abstentions and broker non-votes will have the same effect as a vote against Proposal No. 2. Abstentions will have no effect on Proposal No. 5 and, because Proposal No. 5 is “routine,” no broker non-votes will occur with respect to Proposal No. 5.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by NYSE to be “non-routine,” the broker or nominee cannot vote the shares. When there is at least one “routine” matter to be considered at a meeting, and a broker exercises its discretionary authority on any such “routine matter” with respect to any uninstructed shares, “broker non-votes” occur with to the “non-routine” matters for which the broker lacks discretionary authority to vote such uninstructed shares.

How many votes are needed to approve each proposal?

●

Proposal No. 1 – For the election of directors, the nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Abstentions and broker non-votes will have no effect on this proposal.

●

Proposal No. 2 – To adopt the amendment to our Restated Certificate of Incorporation, the proposal must be approved by the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company entitled to vote. Abstentions will count as a vote “Against” the proposal and broker non-votes will also count as a vote “Against” the proposal.

●

Proposal No. 3 – To approve the amendment and restatement of our 2019 Equity Incentive Plan, the proposal must be approved by a majority of the votes cast on such proposal. Abstentions and broker non-votes will have no effect on this proposal. Additionally, stockholder approval of this proposal is contingent upon approval of Proposal No. 2.

●

Proposal No. 4 – To approve the 2022 Employee Stock Purchase Plan, the proposal must be approved by a majority of the votes cast on such proposal. Abstentions and broker non-votes will have no effect on this proposal. Additionally, stockholder approval of this proposal is contingent upon approval of Proposal No. 2.

●

Proposal No. 5 – To ratify the selection of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2022, the proposal must be approved by a majority of the votes cast on such proposal. If you “Abstain” from voting, it will have no effect on this proposal.  Broker non-votes will have no effect on this proposal.

●

Proposal No. 6 – To approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement, the proposal must be approved by a majority of the votes cast on such proposal. If you “Abstain” from voting, it will have no effect on this proposal. Broker non-votes will have no effect on this proposal.

What is the quorum requirement?

A quorum of stockholders is generally required to hold a valid meeting of stockholders. A quorum is present if stockholders holding at least a majority of the outstanding shares entitled to vote at a meeting are present at the meeting in person or represented by proxy.

Any shares that you hold of record will be counted towards the establishment of a quorum only if you submit a valid proxy or if you or your proxy attend the meeting in person (or virtually). If you are a beneficial holder of shares held through a broker, bank or other nominee, your shares will be counted towards the establishment of a quorum if you provide voting instructions with respect to such shares, if you obtain a proxy to vote such shares and attend the meeting in person (or virtually) or if you fail to provide voting instructions with respect to such shares and your broker, bank or other nominee exercises its discretionary authority and votes your shares on Proposal No. 5 at the meeting.

Shares for which abstentions or broker non-votes occur on any proposal will be counted towards the establishment of a quorum.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting.  If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the meeting, we intend to file a current report on Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional current report on Form 8-K to publish the final results.

What can I do if I need technical assistance during the meeting?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the live webcast log-in page.

If I can’t attend the meeting, how do I vote or listen to it later?

You do not need to attend the in-person or virtual meeting to vote if you submitted your vote via proxy in advance of the meeting. A replay of the meeting, including the questions answered during the meeting, will be available on www.vaxart.com for one year following the meeting date.

What happens if a change to the Annual Meeting is necessary due to exigent circumstances?

We intend to hold the Annual Meeting in person and virtually. However, we are actively monitoring the COVID-19 pandemic and we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include postponing or adjourning the meeting or holding the meeting solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates via a press release and posting details on our website that will also be filed with the SEC as proxy material. Please monitor the Investor Relations section of our website at www.vaxart.com for updated information. If you are planning to attend our Annual Meeting, please check the website one week prior to the Annual Meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the “safe harbor” created by those sections, concerning our business, operations, and financial performance and condition as well as our plans, objectives, and expectations for business operations and financial performance and condition. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. You can identify these statements by words such as “anticipate,” “assume,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which we operate and management’s beliefs and assumptions and are not guarantees of future performance or development and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this proxy statement may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described herein under “Item 1A - Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and any risk factors disclosed in subsequent Quarterly Reports on Form 10-Q. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the filing date of this proxy statement. Unless required by law, we do not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this proxy statement.

This proxy statement also contains market data related to our business and industry. These market data include projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may harm on our business, results of operations, financial condition and the market price of our common stock.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

What am I voting on?	Electing the seven director nominees identified below to hold office until the 2023 Annual Meeting of stockholders and until his or her successor is elected or appointed.
Vote recommendation:	FOR the election of each of the seven director nominees.
Vote required:	Directors are elected by a plurality of the votes cast such that the seven nominees receiving the most votes FOR votes in favor of their election will be elected as directors.
Effect of abstentions:	None.
Effect of broker non-votes:	None.

Our board of directors is comprised of seven members all of whom, except Julie M. Cherrington who was appointed by our board of directors to fill a vacancy, were previously elected by our stockholders. All of our directors have one-year terms and stand for election annually. The board of directors has determined that all of the director nominees except for Mr. Floroiu are independent directors, as defined by The Nasdaq Stock Market Rules. Mr. Floroiu is not independent because he serves as our Chief Executive Officer. The nominees listed below are currently directors of Vaxart. If elected at the Annual Meeting, these nominees would serve until the 2023 annual meeting of stockholders and until a successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation, or removal. Our policy is to encourage directors and nominees for director to attend annual meeting of our stockholders. With respect to our 2021 annual meeting of stockholders, one member of our board of directors attended the meeting.

Vacancies and newly created directorships on the board of directors may be filled only by persons elected by a majority of the remaining directors, whether or not a quorum. A director elected by the board of directors to fill a vacancy or newly created directorship shall serve for the remainder of the full term and until the director’s successor is duly elected and qualified or, if sooner, until the director’s death, resignation, or removal.

Directors are elected by a plurality of the votes cast. Accordingly, the seven nominees receiving the highest number of FOR votes in favor of their election will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each nominee named below. If any such nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Vaxart, if any. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

Nominees for Election to Serve Until the 2023 Annual Meeting

Name	Age	Position(s)
Julie M. Cherrington, Ph.D.	64	Director
Todd Davis	61	Director
Michael J. Finney, Ph.D.	63	Director
Andrei Floroiu	49	Director
David Wheadon, M.D.	64	Director
Karen J. Wilson	59	Director
Robert A. Yedid	64	Director

Julie M. Cherrington, Ph.D. is an experienced life science executive with extensive insight in bringing drugs into the clinic and through to commercialization. She has been a key contributor to the successful development of multiple FDA-approved products, including SUTENT®, PALLADIA®, VISTIDE®, VIREAD®, and HEPSERA®. Dr. Cherrington has served as a member of our board of directors since August 2021.

Dr. Cherrington served as the Chief Executive Officer of QUE Oncology (“QUE”) from September 2020 through October 2021, a clinical stage company developing novel non-hormonal treatments for vasomotor symptoms in postmenopausal women and cancer patients receiving hormone therapy. She served as a member of the board of directors of QUE from July 2019 to March 2022. Since April 2022, she has served as a member and as the Chair of the board of directors of Actym Therapeutics, Inc., a preclinical company developing a live, attenuated bacterial cell therapy delivering a combinatorial genetic payload to the tumor. Dr. Cherrington is a member of the Scientific Advisory Board of the Clearity Foundation and is an advisor in entrepreneurship initiatives at the California Life Sciences Institute, University of California, San Francisco, University of California, Davis, and Equalize 2020/2021/2022. Currently, she is a Venture Partner at Brandon Capital Partners and serves on the boards of directors of Syncona Ltd, KisoJi Biotechnology Inc., Sardona Therapeutics, Inc., MycRx Pty Ltd, and Mirati Therapeutics, Inc. Dr. Cherrington previously served as President and Chief Executive Officer of Arch Oncology, Inc. from October 2017 to September 2020, a clinical-stage immune-oncology company developing novel anti-CD47 mAbs. Previously, she served as President and Chief Executive Officers at various other oncology companies, including Revitope Oncology Inc., Zenith Epigenetics Ltd., and Pathway Therapeutics. In addition, she served as President and Executive Vice President of R&D at Phenomix Corporation, a diabetes and antiviral company. Dr. Cherrington holds a B.S. in biology and an M.S. in microbiology from the University of California, Davis. She earned a Ph.D. in microbiology and immunology from the University of Minnesota and Stanford University. She completed a postdoctoral fellowship at the University of California, San Francisco.

We believe Dr. Cherrington is qualified to serve on the board of directors because of her extensive experience and leadership within the life sciences industry.

Todd Davis has served as a member of our board of directors since October 2019 and Chairman of our board of directors since July 2021. He is the Founder and has served as the Managing Partner of RoyaltyRx Capital, LLC, a special opportunities investment firm, since 2018. Since November 2019, he has also served as Chairman and CEO of Benuvia Holdings Inc., a pharmaceutical holding company. From 2006 to 2018, Mr. Davis was a Founder and Managing Partner of Cowen/HealthCare Royalty Partners, a global healthcare investment firm. From 2004 to 2006, Mr. Davis was a partner at Paul Capital Partners, where he co-managed its royalty investments as a member of the Royalty Management Committee. From 2001 to 2004, he served as a partner responsible for biopharmaceutical growth equity investments at Apax Partners. Mr. Davis began his business career in sales at Abbott Laboratories where he held several commercial roles of increasing responsibility. He subsequently held general management, business development, and licensing roles at Elan Pharmaceuticals. Mr. Davis is a navy veteran and received a B.S. from the U.S. Naval Academy and an M.B.A. from the Harvard Business School. He currently serves on the board of directors of Palvella Therapeutics Inc., BioDelivery Sciences International, Inc., and Ligand Pharmaceuticals Incorporated. He is also a board member of the Harvard Business School Healthcare Alumni Association.

We believe Mr. Davis is qualified to serve on the board of directors because of his extensive experience within the life sciences industry, including as a founder and managing partner of a special opportunities investment firm.

Michael J. Finney, Ph.D. has served as a member of our board of directors since February 2018 and previously served as a member of Private Vaxart’s board of directors since 2007. Since October 2004, Dr. Finney has served as the Managing Director of Finney Capital, an investment firm. Since 1986, Dr. Finney has served as a founder, director and/or investor in various life sciences companies. Currently, he sits on seven private company boards. From 2009 to 2011, Dr. Finney served as Vaxart’s Chief Executive Officer. Dr. Finney received an A.B. in biochemical sciences from Harvard University and a Ph.D. in biology (genetics) from the Massachusetts Institute of Technology.

We believe Dr. Finney is qualified to serve on the board of directors because of his extensive experience within the life sciences industry, including as an executive and a director in the biotechnology industry.

Andrei Floroiu has served as our Chief Executive Officer since June 2020, and as a director since April 2020. Prior to becoming our Chief Executive Officer, he was a senior advisor to the chief executive officer of Agenus Inc., a biotechnology company focused on immunotherapy including immuno-oncology, since 2015. From 2012 to 2015, Mr. Floroiu was a Managing Director of Exigo Capital Corp., where he provided strategic, financial and operational advice to companies undergoing significant transformational and strategic transactions. From 2010 to 2012, Mr. Floroiu served as the founder and president of Fly for MS, a charity to raise global awareness for Multiple Sclerosis. From 2004 to 2008, he served as a principal for The Invus Group, a private equity investment firm. He holds an MBA in Finance from The Wharton School, University of Pennsylvania, a Master of Science in Computer Engineering from the University of Maryland and a Bachelor of Science in Computer Engineering from the Universitatea Politehnica in Bucharest, Romania.

We believe Mr. Floroiu is qualified to serve on the board of directors because of his extensive leadership and finance experience, and his extensive experience serving as a senior advisor to the chief executive officer of a biotechnology company, and managing director of a private equity fund in the life sciences industry.

David Wheadon, M.D. has served as a member of our board of directors since April 2021. He served as Senior Vice President, Global Regulatory Affairs, Patient Safety and Quality Assurance for AstraZeneca Pharmaceuticals from 2014 to 2019 and as Executive Vice President, Research and Advocacy at the Juvenile Diabetes Research Foundation from 2013 to 2014. From 2009 to 2013, Dr. Wheadon served as Senior Vice President, Scientific and Regulatory Affairs and as a member of the Management Committee of the Pharmaceutical Research and Manufacturers of America (“PhRMA”). Prior to his joining PhRMA, Dr. Wheadon held senior regulatory and clinical development leader roles at Abbott Laboratories and GlaxoSmithKline plc. Dr. Wheadon began his career as a clinical research physician in neuroscience at Eli Lilly & Company. Dr. Wheadon currently serves on the board of directors of Karuna Therapeutics, Inc. and Sotera Health, Inc. He formerly served on the board of directors of Assertio Holdings, Inc. (formerly Assertio Therapeutics, Inc.). Dr. Wheadon holds an A.B. from Harvard College and an M.D. from Johns Hopkins University School of Medicine. He completed his fellowship training in Psychiatry at the Tufts, New England Medical Center.

We believe Dr. Wheadon is qualified to serve as a member of the Board due to his extensive experience as an executive in the pharmaceutical industry and expertise in regulatory affairs, government policy and clinical strategy.

Karen J. Wilson has served as a member of our board of directors since August 2020. Ms. Wilson is also currently a member of the boards of directors of Angion Biomedica Corp., Connect Biopharma Holdings Limited and LAVA Therapeutics. Ms. Wilson previously served as Senior Vice President of Finance at Jazz Pharmaceuticals plc, a biopharmaceutical company, until September 2020 after serving as Principal Accounting Officer and Vice President of Finance. Prior to joining the Jazz Pharmaceuticals organization in February 2011, she served as Principal Accounting Officer and Vice President of Finance at PDL BioPharma, Inc., a life sciences company. She also previously served as a Principal at the consulting firm of Wilson Crisler LLC, Chief Financial Officer of ViroLogic, Inc., a biosciences company, Chief Financial Officer and Vice President of Operations for Novare Surgical Systems, Inc., a medical device manufacturer, and as a consultant and auditor for Deloitte & Touche LLP, a professional services firm. Ms. Wilson is a Certified Public Accountant in the State of California and received a B.S. in Business from the University of California, Berkeley.

We believe that Ms. Wilson is qualified to serve on our Board due to her extensive background in financial and accounting matters for public companies and her leadership experience in the life science industry.

Robert A. Yedid has served as a member of our board of directors since October 2019. He has served as a Managing Director at LifeSci Advisors, LLC, a global healthcare dedicated investor relations/public relations firm since 2014. From 2011 to 2014, Mr. Yedid served as a Managing Director at ICR Inc., in its healthcare investor relations. Mr. Yedid previously served as a portfolio manager of Hillhouse Capital Management and as a portfolio manager and senior research analyst at Principled Capital, with responsibility for health care investing. From 1999 to 2000, he was a Vice President at Warburg Pincus, a private equity and venture capital firm, investing in health care. Mr. Yedid began his career as an investment banker, including serving as a Managing Director in the healthcare finance group at Bear Stearns & Co. From 1999 to 2001, he served as a member of the board of directors of The Medicines Company and from 1999 to 2001, he was member of the board of directors of Eurand International S.p.a., an Italian-based specialty pharma company. Mr. Yedid earned a B.A. in Economics from Yale University and an M.B.A. from the Stanford University Graduate School of Business.

We believe Mr. Yedid is qualified to serve on the board of directors because of his extensive experience within the life sciences industry, including as managing director of a firm focused on investor relations in the global healthcare sector.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF THE NAMED NOMINEES.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Family Relationships

There are no family relationships among the members of the board of directors and executive officers.

Independence of the Board of Directors

As required under The Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The board of directors consults with our counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, the board of directors has affirmatively determined that all of our current directors, other than Mr. Floroiu due to his position as our current Chief Executive Officer, are independent within the meaning of the applicable Nasdaq listing standards.  In making this determination, the board of directors found that none of the nominees for director had a material or other disqualifying relationship with Vaxart.

Board Leadership Structure

While the board of directors believes that it is important to retain the flexibility to allocate the responsibilities of the offices of Chairman of the board of directors and Chief Executive Officer in any manner that it determines to be in the best interests of the Company and its stockholders, we currently have separate individuals serving in the roles of Chairman of the board of directors and Chief Executive Officer in recognition of the differences between the two roles. Our Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership of the Company, while the Chairman of the board of directors provides guidance to the CEO, prepares the agendas for board meetings, determines materials to be distributed to the board of directors, and presides over the meetings of the board of directors. We believe this balance of shared leadership between the two positions is appropriate and is a strength for the Company.

As discussed above, except for our Chief Executive Officer, our board of directors is comprised of independent directors. The active involvement of these independent directors, combined with the qualifications and significant responsibilities of our Chief Executive Officer, provide balance in the board of directors and promote strong, independent oversight of our management and affairs.

Role of the Board of Directors in Risk Oversight

The board of directors has an active role, as a whole and also at the committee level, in overseeing management of Vaxart’s risks. The board of directors regularly reviews information regarding our credit, liquidity, and operations, as well as the risks associated with each. The Audit Committee’s charter mandates the Audit Committee to review and discuss with management and our independent registered public accounting firm, as appropriate, our major financial risk exposures and the steps taken by management to monitor and control these exposures. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Nominating and Governance Committee manages risks associated with the independence of the board of directors and potential conflicts of interest. The Science and Technology Committee assists the board of directors with its oversight responsibility for risk management in areas affecting the Company’s research and development activities. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks.

In 2021, we began active engagement efforts to ensure stockholder interests were incorporated into our planning practice for environmental, social, and governance (“ESG”) initiatives. During 2021, we discussed various topics (including diversity and inclusion of our workforce, our ESG initiatives, and our executive compensation philosophy) with stockholders. In part as a result of stockholder feedback, we continue to enhance our disclosures and ESG reporting practices, and we continue to encourage you to share your opinions with us. Vaxart has embedded ESG considerations in our governance structures (including in the charters of the committees of our board of directors), strategies, risk management, and reporting. Board of directors oversight of ESG matters is integrated into our governance structures, including Nominating and Governance Committee responsibility in assisting in overseeing and monitoring the Company’s approach and strategy relating to environmental, legal and social responsibility, diversity, and other corporate citizenship and sustainability matters; Audit Committee responsibility for reviewing with management the type and presentation of the Company’s ESG disclosures and the adequacy and effectiveness of applicable internal controls related to such disclosures; Compensation Committee responsibility for reviewing and advising management on our strategies and policies related to talent management (including talent acquisition, development and retention, internal pay equity, diversity and inclusion and corporate culture); and Science and Technology Committee responsibility in assisting the board of directors in its oversight of the Company’s research and development programs. Vaxart’s management, in consultation and with the oversight and direction of the Nominating and Governance Committee, actively works to identify priority ESG issues for Vaxart, is developing an ESG program, is forming an internal, management-level ESG governance structure, and provides progress reports to the Nominating and Governance Committee.

Meetings of the Board of Directors

Our board of directors met ten times during 2021. On January 28, 2021, Steven J. Boyd and Keith Maher, M.D., each resigned from the board of directors. Wouter Latour’s term as director and Chairman of the Company’s board of directors expired at the 2021 annual meeting of the stockholders, and he did not stand for re-election. Additionally, on April 21, 2021, we appointed David Wheadon, M.D. to our board of directors. In August 2021, we appointed Julie M. Cherrington, Ph.D. to our board of directors. Each member of the board of directors attended 75% or more of the aggregate number of meetings of the board of directors and of the committees on which he or she served, held during the portion of 2021 for which he or she was a director or committee member.

As required under applicable Nasdaq listing standards, during the fiscal year ended December 31, 2021, the Vaxart independent directors met at least twice in regularly scheduled executive sessions at which only independent directors were present. Dr. Latour presided over the executive sessions until his term as director and Chairman of the board of directors expired on June 16, 2021, and Mr. Davis presided over subsequent executive sessions.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The board of directors has an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. The board of directors has adopted a written charter for each committee that is available to stockholders on the Investors section of our website at www.vaxart.com.

The following table provides membership and meeting information for each of the committees of the board of directors during 2021:

Name	Audit	Compensation	Nominating and Governance
Wouter W. Latour, M.D. (1)
Michael J. Finney, Ph.D. (2)	√	√
Karen J. Wilson	√*
Keith Maher, M.D. (3)		√
Robert A. Yedid	√		√*
Todd C. Davis (4)		√*	√
Steven Boyd (3)			√
Andrei Floroiu
David Wheadon, M.D. (5)		√
Julie M. Cherrington, Ph.D. (6)	√

*      Committee Chairperson

(1)         Mr. Latour’s term as director and Chairman of the Company’s board of directors expired at the 2021 annual meeting of the stockholders, and he did not stand for re-election.

(2)         Dr. Finney joined the Compensation Committee in January 2021.

(3)         Mr. Boyd and Dr. Maher resigned from the board of directors and all committees of the board of directors in January 2021.

(4)         Mr. Davis joined the Nominating and Governance Committee in April 2021.

(5)         Dr. Wheadon also joined the Compensation Committee in April 2021.

(6)         Dr. Cherrington was appointed to the board of directors in August 2021.

The following table provides membership and meeting information for each of the committees of the board of directors as of April 11, 2022:

Name	Audit	Compensation	Nominating and Governance	Science and Technology Committee
Michael J. Finney, Ph.D.		√		√
Karen J. Wilson	√*
Robert A. Yedid	√		√*
Todd C. Davis			√
Andrei Floroiu
David Wheadon, M.D.		√*		√
Julie M. Cherrington, Ph.D.	√	√		√*

*      Committee Chairperson

Committees of the Board of Directors

Below is a description of the Audit Committee, Compensation Committee, Nominating and Governance Committee, and Science and Technology Committee of the board of directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

The board of directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Audit Committee held four meetings and acted through written consent in lieu of holding a meeting once during 2021.

The board of directors determined that Ms. Wilson qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The board of directors made a qualitative assessment of Ms. Wilson’s level of knowledge and experience based on a number of factors, including Ms. Wilson’s experience as a chief financial officer for public reporting companies.

The primary purpose of the Audit Committee is to discharge the responsibilities of the board of directors with respect to our accounting, financial, and other reporting and internal control practices and to oversee its independent registered accounting firm. Specific responsibilities of the audit committee include:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit the combined company’s financial statements;

●	helping to ensure the independence and performance of the independent registered public accounting firm;

●

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, the combined company’s interim and year-end operating results;

●	developing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

●	reviewing policies on risk assessment and risk management;

●

reviewing with management the type and presentation of the Company’s environmental, social and governance (“ESG”) disclosures and the adequacy and effectiveness of applicable internal controls related to such disclosures;

●	reviewing related party transactions;

●	reviewing cyber risk on a quarterly basis and reporting to the board of directors;

●

obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes the combined company’s internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

●

approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Report of the Audit Committee of the Board of Directors

The Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2021 with Vaxart’s management. The Audit Committee discussed with Vaxart’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also received the written disclosures and the letter from Vaxart’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.  Based on the foregoing, the Audit Committee recommended to the board of directors that the audited financial statements be included in Vaxart’s Annual Report on Form 10‑K for the year ended December 31, 2021.

Ms. Karen J. Wilson (Chairperson)

Dr. Julie M. Cherrington, Ph.D.

Mr. Robert A. Yedid

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of Vaxart under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards).  The Compensation Committee held two meetings and acted through written consent in lieu of holding a meeting twice during 2021.

The primary purpose of the Compensation Committee is to discharge the responsibilities of the board of directors to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of the Compensation Committee include:

●	reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;

●	reviewing and recommending to our board of directors the compensation of our directors;

●	reviewing and approving, or recommending that our board of directors approve, the terms of compensatory arrangements with our executive officers;

●	administering our stock and equity incentive plans;

●

periodically reviewing, and consulting with and advising management on, the Company’s strategies and policies related to human capital management, including talent acquisition, development and retention, internal pay equity, diversity and inclusion and corporate culture;

●	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisers;

●

reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate; and

●	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee will meet at least twice annually and with greater frequency if necessary.  The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice, or to otherwise participate in Compensation Committee meetings.  Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his or her compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities, and personnel of the Company. In addition, under its charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee.  In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.  Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

Compensation Committee Report

The information contained in this Compensation Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of Section 18 of the Exchange Act. No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Vaxart specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The Compensation Committee has reviewed and discussed the section captioned “Compensation Discussion and Analysis” with management. Based on such review and discussions, the Compensation Committee recommended to the board of directors that this “Compensation Discussion and Analysis” section be included in this proxy statement.

Respectfully submitted by the members of the Compensation Committee of the board of directors:

David Wheadon, M.D. (Chairperson)

Dr. Julie M. Cherrington, Ph.D.

Michael J. Finney, Ph.D.

Nominating and Governance Committee

As of December 31, 2021, we had two members on our Nominating and Governance Committee, both of whom are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards).  The Nominating and Governance Committee held one meeting and acted by written consent in lieu of holding meetings twice during 2021. Specific responsibilities of the Nominating and Governance Committee include:

●	identifying, evaluating and selecting, or recommending that the board of directors approve, nominees for election to the board of directors;

●	evaluating the performance of the board of directors and of individual directors;

●	considering and making recommendations to the board of directors regarding the composition of the committees of the board of directors;

●	reviewing developments in corporate governance practices;

●	evaluating the adequacy of corporate governance practices and reporting;

●	reviewing management succession plans;

●	developing and making recommendations to the board of directors regarding corporate governance guidelines and matters;

●

assisting in overseeing and monitoring the Company’s approach and strategy relating to environmental, legal and social responsibility, diversity, and other corporate citizenship and sustainability matters; and

●	overseeing an annual evaluation of the board of directors’ performance.

The Nominating and Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the board of directors, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Governance Committee typically considers diversity, age, skills, and such other factors as it deems appropriate, given the current needs of the board and the Company, to maintain a balance of knowledge, experience and capability. Recently, in recruiting and nominating candidates for our board of directors, our Nominating and Governance Committee has focused on increasing diversity overall, considering, among other factors, gender, race, nationality, country of origin, and cultural diversity of potential director nominees.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Governance Committee reviews these directors’ overall service to Vaxart during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Governance Committee also takes into account the results of the board of directors’ self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations, and the advice of counsel, if necessary. The Nominating and Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm.  The Nominating and Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board of directors. The Nominating and Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the board by majority vote.

The Nominating and Governance Committee will consider director candidates recommended by stockholders. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Governance Committee to become nominees for election to the board may do so by delivering a written recommendation to the Nominating and Governance Committee at the following address: 170 Harbor Way, Suite 300, South San Francisco, California 94080. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of Vaxart’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Science and Technology Committee

The members of our Science and Technology Committee are Drs. Cherrington, Wheadon, and Finney. Dr. Cherrington serves as the Chairperson of our Science and Technology Committee. Our board of directors formed the Science and Technology Committee in March 2022. Specific responsibilities of the Science and Technology Committee include:

●	to assist the board of directors in its oversight of the Company’s research and development (“R&D”) programs;

●	to assist in discussing significant emerging trends and issues in science and technology and consider the potential impact of such on the Company’s R&D programs; and

●

to provide advice to the Company’s management and to the board of directors in connection with the prioritization, allocation, deployment, utilization, and investment of resources in the Company’s R&D programs.

BOARD DIVERSITY MATRIX

The following matrix is provided in accordance with applicable Nasdaq listing requirements:

Board Diversity Matrix (as of April 11, 2022)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	3	0	2
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	2	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	2
Did Not Disclose Demographic Background	2

In addition to gender and demographic diversity, we also recognize the value of other diverse attributes that directors may bring to our board of directors, including veterans of the U.S. military. We are proud to report that of our seven current directors, one is also a military veteran.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Communications addressed to the board of directors will be reviewed by one or more Vaxart executive officers, who will determine whether the communication should be presented to the board of directors.  The purpose of this screening is to allow the board of directors to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations, and hostile communications). All communications directed to the Audit Committee in accordance with our whistleblower policy that relate to questionable accounting or auditing matters involving Vaxart will be promptly and directly forwarded to the Audit Committee.

CODE OF ETHICS

We have adopted a Code of Conduct that applies to all officers, directors, and employees.  The Code of Conduct is available on the Investors section of our website at www.vaxart.com.  If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

ANTI-HEDGING/PLEDGING POLICY

Our insider trading policy prohibits directors, executive officers, and other employees from engaging in speculative trading activities, including hedging transactions or other inherently speculative transactions with respect to our securities. Our insider trading policy also prohibits directors, executive officers, and other employees from pledging our securities as collateral for any loans.

CORPORATE GOVERNANCE GUIDELINES

The board of directors has documented our governance practices by adopting Corporate Governance Principles to assure that the board of directors will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Principles set forth the practices the board of directors intends to follow with respect to board composition and selection, board meetings and involvement of senior management, chief executive officer performance evaluation and succession planning, and board committees and compensation.  The Corporate Governance Principles, as well as the charters for each committee of the board of directors, may be viewed on the Investors section of our website at www.vaxart.com.

PROPOSAL NO. 2

ADOPTION OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

What am I voting on?	To adopt an amendment to our Restated Certificate of Incorporation to increase our authorized number of shares of common stock from 150,000,000 shares to 250,000,000 shares.
Vote recommendation:	“FOR” the adoption of the amendment to our Restated Certificate of Incorporation.
Vote required:	The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote.
Effect of abstentions:	Same as a vote “AGAINST”.
Effect of broker non-votes:	Same as a vote “AGAINST”.

General

The board of directors is requesting stockholder adoption of an amendment to our Restated Certificate of Incorporation to increase our authorized number of shares of common stock from 150,000,000 shares to 250,000,000 shares (the “Authorized Shares Increase”) by filing a Certificate of Amendment to our Certificate of Incorporation in the form attached to this proxy statement as Exhibit A (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware.

Background and Purpose of the Authorized Shares Increase

The board of directors has determined that we do not currently have enough authorized shares of common stock to accommodate our forecasted capital raising needs, based on the current outstanding shares of common stock and shares of common stock reserved for issuance upon exercise of outstanding stock options, warrants and other arrangements. As of April 11, 2022, we had 126,405,811 shares of common stock outstanding. In addition, the board of directors has reserved shares as of April 11, 2022:

●         13,228,647 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $4.96 per share;

●         227,434 shares issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $3.40 per share;

●         245,625 shares issuable on the vesting of restricted stock units; and

●         2,294,093 shares available for future issuance under our 2019 Plan, which may be increased to an aggregate of 14,294,093 shares upon approval by our stockholders at the Annual Meeting. Please see Proposal No. 3 for further information.

The board of directors believes it is in our best interest to increase the number of authorized shares of common stock to give us greater flexibility in considering and planning for future corporate needs, including, but not limited to: raising additional capital, which is needed to fund our ongoing clinical and nonclinical research programs; making long-term equity incentive awards under our equity compensation plans; attracting and retaining key employees, consultants, advisors, executive officers, and directors; considering potential strategic transactions, including mergers, acquisitions, and business combinations; funding operations; issuing shares pursuant to the Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co. and B. Riley Securities Inc.; and other general corporate purposes. The board of directors believes that additional authorized shares of common stock will enable us to take timely advantage of market conditions and favorable financing and acquisition opportunities that may become available to us without the delay and expense associated with convening a special meeting of our stockholders. The board of directors has determined that we do not currently have enough shares to accommodate these needs.

In addition to the rationale noted above, as described in Proposal Nos. 3 and 4, in order to attract and retain employees with the necessary background and talent, we are seeking stockholder approval of (i) an amendment and restatement of our 2019 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 12,000,000 shares to 28,900,000 shares, and (ii) the Company’s 2022 Employee Stock Purchase Plan. A portion of the authorized share increase will be used for the reservation of such additional shares for issuance under the 2019 Equity Incentive Plan and the 2022 Employee Stock Purchase Plan.

Except as discussed above and in Proposal Nos. 3 and 4, the board of directors has no other plans to issue any additional shares of common stock at this time; however, it desires to have shares available to provide flexibility to issue for business and financial purposes in the future, and believes that 250,000,000 shares is adequate for the foreseeable future.

Impact of the Authorized Shares Increase if Implemented

The adoption of the Authorized Shares Increase would not affect the rights, powers or preferences of the shares of common stock currently outstanding, although it could allow, in the future, further dilution of the outstanding shares of common stock.

Procedure for Effecting the Authorized Shares Increase

If the stockholders approve Proposal No. 2 and the board of directors decides to implement the Authorized Shares Increase, the Authorized Shares Increase will become effective either upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware or at such other date and time as is specified therein. Although the board of directors intends to file the Certificate of Amendment as soon as practicable after the Annual Meeting if Proposal No. 2 is approved, the board of directors may determine in its discretion not to effect the Authorized Shares Increase at any time prior to the effectiveness of the Certificate of Amendment.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote will be required to adopt this amendment to our Restated Certificate of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 2.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 2019 EQUITY INCENTIVE PLAN

What am I voting on?	To approve an amendment and restatement of our 2019 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 12,000,000 shares to 28,900,000 shares.
Vote recommendation:	“FOR” the approval of the amendment and restatement of our 2019 Equity Incentive Plan.
Vote required:	A majority of the votes cast on the proposal.
Effect of abstentions:	None.
Effect of broker non-votes:	None.

Summary of the Proposal

At the Annual Meeting, we will request that our stockholders approve an amendment and restatement of the Vaxart, Inc. 2019 Equity Incentive Plan (as amended from time to time, the “2019 Plan”), attached hereto as Exhibit B. The amendment and restatement of the 2019 Plan was approved by our board of directors on April 18, 2022, subject to approval by our stockholders.  If approved, the amendment and restatement will (i) increase the number of shares of our common stock reserved under the 2019 Plan by 12,000,000 shares to 28,900,000 shares, (ii) prohibit the payment of dividends or dividend equivalents on unvested awards, and (iii) remove the liberal share recycling provision.

Approval of the amendment and restatement of the 2019 Plan by our stockholders will allow us to grant stock options, restricted stock unit awards, and other awards at levels determined appropriate by our board of directors or its Compensation Committee.

The effectiveness of this Proposal No. 3 and the amendment and restatement of the 2019 Plan is contingent on the approval of Proposal No. 2 to approve an amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of common stock. As a result, if the stockholders do not approve Proposal No. 2, then the amendment and restatement to the 2019 Plan cannot become operative even if the stockholders approve this Proposal No. 3.

Requested Shares

The 2019 Plan was initially approved by our stockholders on April 23, 2019. At that time, 1,600,000 shares were reserved for issuance under the 2019 Plan, which was increased through an amendment to the 2019 Plan adopted by the Company’s stockholders on June 8, 2020, to 8,000,000 shares, and then increased again through an amendment to the 2019 Plan adopted by the Company’s stockholders on June 16, 2021, to 16,900,000 shares, in each case subject to equitable adjustments in the event of a stock split, stock dividend or other extraordinary dividend, or other similar change in the Company’s common stock or capital structure.

The board of directors believes that the future success of the Company depends, in large part, on our ability to attract, motivate, and retain high-caliber employees, consultants, and directors. Equity compensation is a key component of our compensation program because it helps us attract, motivate and retain talented employees, consultants and directors and align their interests with those of our stockholders.

As of April 11, 2022, and excluding the proposed increase in the number of shares reserved under the 2019 Plan, there were 2,294,093 shares available for issuance under the 2019 Plan pursuant to future awards. Based on our historical grant practices, as summarized below, and our projected recruiting and retention needs, we anticipate that the Company will no longer be able to grant annual equity awards under our long-term incentive program for employees and our non-employee director compensation program beyond 2022 unless we reserve more shares for issuance under the 2019 Plan.

Stock price volatility, combined with a rapidly growing workforce, has contributed to a sooner-than-expected need for additional shares under the 2019 Plan. To illustrate the rapid growth in our employee base, we had:

●	14 employees as of December 31, 2019,

●	28 employees as of December 31, 2020 (100% year-over-year growth),

●	110 employees as of December 31, 2021 (292% year-over-year growth), and

●	145 employees as of March 31, 2022 (32% increase for the first quarter).

During the final three quarters of 2022, we expect to hire approximately 60 more employees, for a 2022 year-end headcount of approximately 205 employees, assuming no employee terminations (representing approximately 86% year-over-year growth).

To maintain the flexibility to keep pace with our competitors and effectively attract, motivate and retain a high-caliber workforce, we are asking our stockholders to authorize an additional 12,000,000 shares for issuance under the 2019 Plan, which would increase the aggregate number of shares available for issuance as future awards under the 2019 Plan to 28,900,000 shares.

It is essential that we continue the use of equity compensation to better position us in the market and allow us to retain our skilled employees while attracting talented new employees to help us achieve our objectives, which include increasing stockholder value by growing the business. Without the approval of an addition to our share reserve, we will not be able to continue to compete in this highly competitive market, which would ultimately result in the loss of critical talent and inhibit our ability to meet our future growth objectives.

We intend to grant future equity awards under the 2019 Plan in amounts that are reasonable and consistent with market data prepared by the Compensation Committee’s independent consultant. Based on our projected recruiting and retention needs, we believe that the proposed share increase would allow us to continue granting equity awards under the 2019 Plan to employees, consultants and directors for approximately two more years.

In determining the number of additional shares to reserve for issuance under the 2019 Plan, our board of directors also considered the number of shares available for future awards, the potential dilution resulting from the proposed increase, equity plan guidelines established by certain proxy advisory firms, and advice provided by the Compensation Committee’s compensation consultant.

Key Plan Features

The 2019 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•

No single trigger acceleration. Generally, there is no single-trigger acceleration of vesting upon change in control. The 2019 Plan does not provide for automatic vesting of awards upon a change in control; although certain performance-based stock option grants made to our Chief Executive Officer in 2020 were eligible to vest on a single trigger basis.

•

Prohibition on liberal share recycling. The 2019 Plan prohibits liberal share recycling, meaning that shares tendered in payment of the exercise price of a stock option, shares withheld to satisfy a tax withholding obligation, and shares that are repurchased by the Company with stock option proceeds will not be added back to the share reserve. In addition, when a stock appreciation right is settled in shares, all of the shares underlying the stock appreciation right will be counted against the share reserve.

•

No payment of dividends or equivalents on unvested awards. Dividends or dividend equivalents payable with respect to any awards granted under the 2019 Plan will be accumulated or reinvested until such award is earned, and the dividends or dividend equivalents shall not be paid if the underlying award does not become vested. No dividends or dividend equivalents may be paid with respect to stock options or stock appreciation rights.

•

Awards subject to forfeiture/clawback. Awards granted under the 2019 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, we may impose other clawback, recovery, or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

•

No liberal change in control definition. The change in control definition in the 2019 Plan is not a “liberal” definition. A change in control transaction must actually occur in order for the change in control provisions in the 2019 Plan to be triggered.

•

No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the 2019 Plan must have an exercise or strike price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•

Administration by our board of directors or independent committee. The 2019 Plan will be administered by our board of directors, which may in turn delegate authority to administer the 2019 Plan to a committee with the members of such committee being “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent” within the meaning of the Nasdaq listing standards.

•

Material amendments require stockholder approval. Consistent with Nasdaq rules, the 2019 Plan requires stockholder approval of any material revisions to the 2019 Plan. In addition, certain other amendments to the 2019 Plan require stockholder approval.

•

No re-pricing of stock options or stock appreciation rights. The 2019 Plan does not permit the “repricing” of stock options and stock appreciation rights without stockholder approval. This includes a prohibition on cash buyouts of underwater options or stock appreciation rights.

•

Limit on non-employee director awards and other awards.  The maximum number of shares subject to stock awards granted during any calendar year to any of our non-employee directors, taken together with any cash fees paid by the Company to such non-employee director during such calendar year, may not exceed $600,000 in total value, or $750,000 in total value with respect to the calendar year in which the individual is first appointed or elected to our board of directors (calculating the value of any such stock awards based on the grant date fair value of the stock awards for financial reporting purposes).

Stockholder Approval

If this Proposal No. 3 is approved, the amendment and restatement of the 2019 Plan will become effective as of the date of the Annual Meeting.

Overhang

The following table provides certain additional information regarding our equity incentive plans.

As of April 11, 2022 (the Record Date)
Total number of shares of common stock subject to outstanding stock options	13,228,647
Weighted-average exercise price of outstanding stock options	$4.96
Weighted-average remaining term of outstanding stock options	8.73 years
Total number of shares of common stock subject to outstanding full value awards	245,625
Total number of shares of common stock available for grant under the 2019 Plan	2,294,093
Total number of shares of common stock available for grant under other equity incentive plans	—

As of Record Date
Total number of shares of common stock outstanding	126,405,811
Per-share closing price of common stock as reported on Nasdaq Capital Market	$4.63

Burn Rate

The following table provides detailed information regarding the activity related to our 2019 Plan for 2019, 2020, and 2021:

	2019	2020	2021
Total number of shares of common stock subject to stock options granted	1,791,030	5,579,800	5,178,438
Total number of shares of common stock subject to full value awards granted	—	—	—
Total number of shares of common stock outstanding as of December 31	48,254,994	110,271,093	125,594,393
Burn Rate	3.7%	5.1%	4.1%
_________________

Our burn rate is calculated as the total amount of equity granted in any year, divided by the number of common shares outstanding. For purposes of this calculation (i) stock options were counted in the year granted, and (ii) performance-based restricted share unit awards were counted in the year earned (and only to the extent earned). Our future burn rate will depend on a number of factors, including the number of participants in the 2019 Plan, our stock price, changes to our compensation strategy, changes in business practices or industry standards, changes in our capital structure due to stock splits or similar events, the compensation practices of our competitors or changes in compensation practices in the market generally, and the methodology used to establish the equity award mix.

Description of the 2019 Equity Incentive Plan

The material features of the 2019 Plan are described below. The following description of the 2019 Plan is a summary only and is qualified in its entirety by reference to the complete text of the 2019 Plan, as amended and restated, which is attached as Exhibit B.

Purpose

The 2019 Plan is designed to secure and retain the services of our employees, directors and consultants, provide incentives for our employees, directors and consultants to exert maximum efforts for our success and our affiliates’ success, and provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock.

Types of Awards

The terms of the 2019 Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards, and performance awards that may be settled in cash, stock, or other property.

Shares Available for Awards

Subject to adjustment for certain changes in our capitalization, the share reserve under the 2019 Plan, as amended and restated, will not exceed 28,900,000 shares.

The following shares of our common stock will become available again for issuance under the 2019 Plan: (i) any shares subject to a stock award that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares subject to a stock award that are not issued because such stock award is settled in cash; and (iii) any shares issued pursuant to a stock award that are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares.

The following shares of our common stock will not become available again for issuance under the 2019 Plan: (i) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise, strike or purchase price of an award (including any shares subject to such award that are not delivered because such stock award is exercised through a reduction of shares subject to such award (i.e., “net exercised”)); (ii) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with a stock award; (iii) any shares repurchased by the Company on the open market with the proceeds of the exercise, strike or purchase price of a stock award; and (iv) in the event that a stock appreciation right is settled in shares of common stock, the gross number of shares subject to such award.

Eligibility

All of our employees and six non-employee directors as of April 11, 2022, were eligible to participate in the 2019 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2019 Plan only to our employees (including officers) and employees of our affiliates.

Non-Employee Director Compensation Limit

Under the 2019 Plan, the maximum number of shares of our common stock subject to stock awards granted during any one calendar year to any of our non-employee directors, taken together with any cash fees paid by the Company to such non-employee director during such calendar year, will not exceed $600,000 in total value, or $750,000 with respect to the calendar year in which the individual is first appointed or elected to the board of directors (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes).

Administration

The 2019 Plan will be administered by our board of directors, which may in turn delegate authority to administer the 2019 Plan to a committee. Our board of directors has delegated concurrent authority to administer the 2019 Plan to our Compensation Committee, but may, at any time, revoke some or all of the power delegated to our Compensation Committee. Our board of directors and our Compensation Committee are each considered to be a Plan Administrator for purposes of this Proposal No. 3.

Subject to the terms of the 2019 Plan, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common stock subject to or the cash value of awards, and the terms and conditions of awards granted under the 2019 Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise or strike price of stock options and stock appreciation rights granted under the 2019 Plan.

The Plan Administrator may also delegate to one or more of our officers with the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares of our common stock subject to such stock awards. Under any such delegation, the Plan Administrator will specify the total number of shares of our common stock that may be subject to the stock awards granted by such officer. The officer may not grant a stock award to himself or herself.

Stock Options

Stock options may be granted under the 2019 Plan pursuant to stock option agreements. The 2019 Plan permits the grant of stock options that are intended to qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs.

The exercise price of a stock option granted under the 2019 Plan may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value. The closing price of a share as reported on the Nasdaq on April 11, 2022, was $4.63 per share.

The term of stock options granted under the 2019 Plan may not exceed ten years and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal No. 3 as “continuous service”) terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability or for up to 18 months following the participant’s death.

Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service is terminated for cause (as defined in the 2019 Plan), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, the term of a stock option may be extended if the exercise of the stock option following the participant’s termination of continuous service (other than for cause and other than upon the participant’s death or disability) would be prohibited by applicable securities laws or if the sale of any common stock received upon exercise of the stock option following the participant’s termination of continuous service (other than for cause) would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2019 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.

Stock options granted under the 2019 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the 2019 Plan may be subject to different vesting schedules as the Plan Administrator may determine.

Our board of directors may provide for limitations on the transferability of awards, in its sole discretion. Option awards are generally not transferable other than by will, the laws of descent and distribution or as otherwise provided under our 2019 Plan.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

●	the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and

●	the term of the ISO must not exceed five years from the date of grant.

The aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the 2019 Plan is a number of shares of common stock equal to three (3) multiplied by the total share reserve set forth above.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2019 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of the common stock subject to the stock appreciation right on the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the 2019 Plan.

Restricted Stock Awards

Restricted stock awards may be granted under the 2019 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. A restricted stock award agreement shall provide that any dividends paid on restricted stock will be subject to the same vesting conditions as apply to the shares subject to the restricted stock award. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the 2019 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Dividend equivalents may be credited in cash or in respect of shares of our common stock covered by a restricted stock unit award, provided that any such dividend equivalents will be subject to all of the same terms and conditions of the underlying restricted stock unit award. Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with us or one of our affiliates, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Performance Awards

The 2019 Plan allows us to grant performance stock and cash awards.

A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator in its discretion. In addition, to the extent permitted by applicable law and the performance stock award agreement, the Plan Administrator may determine that cash may be used in payment of performance stock awards.

A performance cash award is a cash award that is payable contingent upon the attainment of pre-determined performance goals during a performance period. A performance cash award may require the completion of a specified period of continuous service. At the time of grant of a Performance Cash Award, the length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our board of directors, except that the Plan Administrator also may make any such determinations. The Plan Administrator may specify the form of payment of performance cash awards, which may be cash or other property, or may provide for a participant to have the option for his or her performance cash award to be paid in cash or other property.

Performance goals could be based on any one or more of the following performance criteria: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) total stockholder return; (5) return on equity or average stockholder’s equity; (6) return on assets, investment, or capital employed; (7) stock price; (8) margin (including gross margin); (9) income (before or after taxes); (10) operating income; (11) operating income after taxes; (12) pre-tax profit; (13) operating cash flow; (14) sales or revenue targets; (15) increases in revenue or product revenue; (16) expenses and cost reduction goals; (17) improvement in or attainment of working capital levels; (18) economic value added (or an equivalent metric); (19) market share; (20) cash flow; (21) cash flow per share; (22) share price performance; (23) debt reduction; (24) implementation or completion of projects or processes; (25) subscriber satisfaction; (26) stockholders’ equity; (27) capital expenditures; (28) debt levels; (29) operating profit or net operating profit; (30) workforce diversity; (31) growth of net income or operating income; (32) billings; (33) the number of subscribers, including but not limited to unique subscribers; (34) employee retention; and (35) other measures of performance selected by the Plan Administrator.

Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Plan Administrator is authorized to make appropriate adjustments in the method of calculating the attainment of performance goals for a performance period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (v) to exclude the effects to any statutory adjustments to corporate tax rates; and (vi) to make other appropriate adjustments selected by the Plan Administrator.

In addition, the Plan Administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards

Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other stock awards under the 2019 Plan. Subject to the terms of the 2019 Plan, the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other stock awards.

Clawback Policy

Awards granted under the 2019 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement as the Plan Administrator determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of our common stock or other cash or property upon the occurrence of cause.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2019 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transaction

In the event of a corporate transaction (as defined in the 2019 Plan and described below), the Plan Administrator may take one or more of the following actions with respect to stock awards, contingent upon the closing or consummation of the corporate transaction:

•

arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the award or to substitute a similar stock award for the award (including an award to acquire the same consideration paid to our stockholders pursuant to the transaction);

•	arrange for the assignment of any reacquisition or repurchase rights held by us with respect to the stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting (and, if applicable, the exercisability) of the stock award and provide for its termination prior to the effective time of the transaction;

•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us with respect to the award;

•

cancel or arrange for the cancellation of the stock award, to the extent not vested or exercised prior to the effective time of the transaction, in exchange for such cash consideration, if any, as the board of directors may consider appropriate; and

•

make a payment, in such form as may be determined by the board of directors, equal to the excess, if any, of the value of the property the participant would have received upon exercise of the awards prior to the transaction over any exercise price payable by the participant in connection with the exercise. The plan administrator is not obligated to treat all stock awards or portions of stock awards, even those that are of the same type, in the same manner.

The Plan Administrator is not required to take the same action with respect to all stock awards or portions of stock awards or with respect to all participants. The Plan Administrator may take different actions with respect to the vested and unvested portions of a stock award.

For purposes of the 2019 Plan, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of more than 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to the transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control

In the event of a change in control, awards granted under the 2019 Plan will not receive automatic acceleration of vesting and exercisability, although this treatment may be provided for in an award agreement. Under the 2019 Plan, a change in control is defined to include (1) the acquisition of any person of more than 50% of the combined voting power of our then outstanding stock; (2) a merger, consolidation or similar transaction in which our stockholders immediately prior to the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity); (3) a sale, lease, exclusive license or other disposition of all or substantially all of our assets to an entity that did not previously hold more than 50% of the voting power over our capital stock and (4) individuals who constitute our incumbent board of directors ceasing to constitute at least a majority of our board of directors.

Plan Amendments and Termination

Our board of directors has the authority to amend, suspend, or terminate our 2019 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No incentive stock options may be granted after the tenth anniversary of the date our board of directors adopted our 2019 Plan. No stock awards may be granted under our 2019 Plan while it is suspended or after it is terminated.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2019 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the 2019 Plan. The 2019 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986 (the “Code”) and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to his or her fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The 2019 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Exercise of Stock Options

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2019 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; or (iii) in other legal consideration approved by the Plan Administrator.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Code (including delivery upon achievement of a performance goal), in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

Stock appreciation rights are granted pursuant to stock appreciation grant agreements adopted by the Plan Administrator. The Plan Administrator determines the purchase price or strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of common stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant an amount equal to the product of (1) the excess, if any, of the per share fair market value of common stock on the date of exercise over the purchase price or strike price and (2) the number of shares of common stock with respect to which the stock appreciation right is exercised. This amount may be paid in shares of common stock, in cash, in any combination of cash and shares of common stock or in any other form of consideration, as determined by the Plan Administrator and set forth in the award agreement. A stock appreciation right granted under the 2019 Plan vests at the rate specified in the stock appreciation right agreement as determined by the Plan Administrator.

The Plan Administrator determines the term of stock appreciation rights granted under the 2019 Plan, which may be up to a maximum of ten years. Unless the terms of a participant’s stock appreciation right agreement provides otherwise, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. The term of the stock appreciation right may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws or by our insider trading policy. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant (or, if applicable, a beneficiary) may generally exercise any vested stock appreciation right for a period of 12 months (in the case of disability) or 18 months (in the case of death). Stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

New Plan Benefits

The Compensation Committee and the board of directors retain discretion under the 2019 Plan to determine which directors, officers, employees and consultants will receive awards and the amount and type of awards. Therefore, we are not able to determine the total number of individuals who will participate in the 2019 Plan or the total amount of awards granted thereunder.

Registration with the SEC

The Company intends to file a Registration Statement on Form S-8 relating to the issuance of additional shares under the 2019 Plan with the SEC pursuant to the Securities Act after approval of the amended and restated 2019 Plan by our stockholders.

Required Vote and Board of Directors Recommendation

Approval of this Proposal No. 3 requires that the proposal be approved by a majority of the votes cast on Proposal No. 3. Abstentions and broker non-votes will count towards a quorum and have no effect on the outcome of this Proposal No. 3.

The board of directors recommends that our stockholders adopt the following resolution:

“RESOLVED, that the amended and restated 2019 Equity Incentive Plan is hereby APPROVED.”

PROPOSAL NO. 4

APPROVAL OF THE 2022 EMPLOYEE STOCK PURCHASE PLAN

What am I voting on?	Approval of the Company’s 2022 Employee Stock Purchase Plan.
Vote recommendation:	“FOR” the approval of the Company’s 2022 Employee Stock Purchase Plan.
Vote required:	A majority of the votes cast on the proposal.
Effect of abstentions:	None
Effect of broker non-votes:	None.

Background

We are asking stockholders to approve the Vaxart, Inc. 2022 Employee Stock Purchase Plan (the “2022 ESPP”), which the board of directors has approved subject to the approval of our stockholders.

We strongly believe in improving opportunities for our employees to reap the benefits of increases in our stock’s value. The ability to contribute a portion of earnings to purchase our shares would represent a key benefit for our employees. We believe that such a program improves our ability to attract, retain and incentivize our talent, and ultimately, better aligns the interests of our employees with those of our stockholders. As of April 11, 2022, we anticipate that approximately 160 Company employees will be eligible to participate in the 2022 ESPP.

The effectiveness of this Proposal No. 4 and the adoption of the 2022 ESPP is contingent on the approval of Proposal No. 2 to approve an amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of common stock. As a result, if the stockholders do not approve Proposal No. 2, then the 2022 ESPP cannot become operative even if the stockholders approve this Proposal No. 4.

Summary of the 2022 ESPP

The following general description of material features of the 2022 ESPP is qualified in its entirety by reference to the provisions of the 2022 ESPP set forth in Exhibit C.

Purpose and Eligibility

The 2022 ESPP is intended to assist our employees in acquiring share ownership interest in Vaxart, to encourage our employees to remain with Vaxart, and to better align their interests with those of our stockholders. The 2022 ESPP is intended to have two components: a component intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code (the “Code”) (the “423 Component”) and a component that is not intended to so qualify (the “Non-423 Component”). Except as otherwise provided, the Non-423 Component will be operated and administered in the same manner as the 423 Component, except where prohibited by law.

Our executive officers and all of our other employees who have worked at Vaxart will be allowed to participate in the 2022 ESPP, provided that (a) they are customarily scheduled to work at least 20 hours per week; and (b) their customary employment is more than five months in a calendar year. The administrator may, in its discretion, exclude any or all of the following unless prohibited by applicable law, so long as, for offerings under the 423 Component, any such exclusion is applied uniformly to all employees: (i) any employee who is a highly compensated employee (within the meaning of Section 414(q) of the Code) or any highly compensated employee with compensation above a specified level, who is an officer, or who is subject to the disclosure requirements of Section 16(a) of the Exchange Act; or (ii) any employee who is a citizen or resident of a jurisdiction outside the United States if the grant of the option is prohibited under the laws of the jurisdiction governing such employee or compliance with the laws of the jurisdiction would cause the Section 423 Component or any offering or option granted thereunder to violate the requirements of Section 423 of the Code.

Notwithstanding the foregoing, any employee who, after the granting of the option, would possess 5% or more of the total combined voting power or value of all classes of shares of Vaxart shall not be eligible. In addition, no employee shall be granted an option under the Section 423 Component which permits the employee to purchase shares under all of our “employee stock purchase plans” that would accrue at a rate which exceeds $25,000 of fair market value of our stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

Administration

The 2022 ESPP will be administered by the Compensation Committee or its delegates, subject to applicable laws. The administrator will have full and exclusive authority to interpret the terms of the 2022 ESPP and determine eligibility, subject to the conditions of the 2022 ESPP, as described below.

Share Reserve

The maximum aggregate number of shares that may be issued pursuant to the 2022 ESPP will be equal to 1,800,000 shares, subject to equitable adjustments to reflect a share split, reverse share split, share dividend, combination, amalgamation, consolidation, reorganization, arrangement or reclassification of the shares, or any other increase or decrease in the number shares effected without receipt of consideration by the Company. Shares made available for sale under the 2022 ESPP may be authorized but unissued shares or treasury shares. If any right granted under the 2022 ESPP shall for any reason terminate without having been exercised, the shares not purchased under such right shall again become available for issuance under the 2022 ESPP.

Contributions and Purchases

The 2022 ESPP will permit participants to purchase common stock through contributions (in the form of payroll deductions or otherwise to the extent permitted by the administrator) of up to 15% of their eligible compensation, which includes a participant’s regular earnings or base salary, bonuses and commissions, but excludes equity compensation and other similar compensation. The 2022 ESPP initially will have purchase periods of approximately 6 months in duration commencing with the first trading day after one exercise date and ending with the next exercise date, as determined by the administrator. The offering periods will start on such trading days as determined by the administrator prior to each such offering period. The administrator may, in its discretion, modify the terms of future purchase periods and offering periods, provided that no offering period may be longer than 27 months.

Amounts contributed and accumulated by the participant during any offering period will be used to purchase shares of our common stock at the end of each six-month purchase period. The purchase price of the shares will be 85% of the lower of the fair market value of our common stock on the first trading day of the offering period or on the last trading day of the offering period. As of April 11, 2022, the closing market price of a share of our common stock as reported on The Nasdaq Capital Market was $4.63 per share.

Withdrawal and Termination of Participation

A participant may withdraw from the 2022 ESPP voluntarily at any time by filing a notice of withdrawal prior to the close of business on the date established by the administrator. A participant will be deemed to have elected to withdraw from the plan upon the termination of the participant’s employment for any reason or in the event the participant is no longer eligible to participate in the 2022 ESPP.

Restriction on Transfers

A participant may not transfer rights granted under the 2022 ESPP other than by will, the laws of descent and distribution or as otherwise provided under the 2022 ESPP.

Adjustments

In the event of certain changes in our capitalization, to prevent dilution or enlargement of the benefits or potential benefits available under the 2022 ESPP, the administrator will make adjustments, as it may deem equitable, to the number and class of shares that may be delivered, the applicable purchase price for shares, and/or the numerical share limits, pursuant to the 2022 ESPP.

Dissolution or Liquidation

In the event of our proposed liquidation or dissolution, any offering period then in progress will be shortened by setting a new exercise date, and will terminate immediately prior to such liquidation or dissolution unless otherwise determined by the administrator. The administrator will notify participants of the new exercise date in writing or electronically, at which time any participant’s purchase rights will be automatically exercised, unless the participant has earlier withdrawn from the offering period.

Certain Transactions

In the event of a merger, consolidation or similar transaction, an acquiring or successor corporation may assume or substitute each outstanding option. If the successor corporation refuses to assume or substitute for the outstanding option, the offering period then in progress will be shortened by setting a new exercise date. The administrator will notify each participant in writing or electronically that the exercise date has been changed and that the participant’s option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.

Effective Date

The 2022 ESPP was approved by the board of directors on April 18, 2022, subject to stockholder approval. If approved by our stockholders, the 2022 ESPP will be effective on September 1, 2022.

Amendment or Termination

The board of directors may, in its sole discretion, amend, suspend or terminate the 2022 ESPP at any time and from time to time. Unless earlier terminated by the board of directors, the 2022 ESPP shall automatically terminate at the end of the day immediately prior to the tenth anniversary of the effective date of the 2022 ESPP. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision), with respect to the Section 423 Component, or any other applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of any amendment to the 2022 ESPP in such a manner and to such a degree as required by Section 423 of the Code or such other law, regulation or rule.

Summary of Material U.S. Federal Income Tax Considerations

Section 423 Component

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2022 ESPP under the 423 Component. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

The rights of participants to make purchases under the 2022 ESPP are intended to qualify under the provisions of Section 423 of the Code. Assuming such qualification, no income will be taxable to a participant until the sale or other disposition of shares purchased under the 2022 ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the holding period of such shares prior to disposing of them.

If the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased and more than one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income generally measured as the lesser of (i) the excess of the fair market value of the shares at the time such sale or disposition over the purchase price of such shares or (ii) an amount equal to 15% of the fair market value of the shares on the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are held for at least the holding periods described above but are sold for a price that is less than the purchase price, there will be no ordinary income and the difference will be a long-term capital loss. We will not be entitled to an income tax deduction with respect to the grant or exercise of a right to purchase our shares, or the sale of such shares by a participant, where such participant holds such shares for at least the holding periods described above.

Any sale or other disposition of shares before the expiration of the holding periods described above will be a “disqualifying disposition,” and the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price, and we will be entitled to an income tax deduction for such ordinary income. Any additional gain or loss on such sale or disposition will be a long-term or short-term capital gain or loss, depending on the holding period following the date the shares were purchased by the participant prior to such sale or disposition, and we will not be entitled to an income tax deduction for any such capital gain.

Non-423 Component

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2022 ESPP under the Non-423 Component. Rights granted under the Non- 423 Component are not intended to qualify for favorable U.S. federal income tax treatment associated with rights granted under an “employee stock purchase plan” that qualifies under provisions of Section 423 of the Code. Under this component, a participant will have compensation income equal to the value of the shares at the time of purchase, less the purchase price. When a participant sells shares purchased under the ESPP, he or she also will have a capital gain or loss equal to the difference between the sales proceeds and the value of shares at the time of purchase. Any capital gain or loss will be short-term or long-term, depending on how long the shares have been held.

Any compensation income that a participant receives upon sale of shares that he or she purchased under the Non-423 Component is subject to withholding for income, Medicare and social security taxes, as applicable.

New Plan Benefits

Participation in the 2022 ESPP is voluntary and each eligible employee will make his or her own decision whether and to what extent to participate in the 2022 ESPP. It is therefore not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the 2022 ESPP.

Registration with the SEC

The Company intends to file a Registration Statement on Form S-8 relating to the issuance of shares under the 2022 ESPP with the SEC pursuant to the Securities Act after approval of the 2022 ESPP by our stockholders.

Required Vote and Board of Directors Recommendation

Approval of this Proposal No. 4 requires the affirmative vote of a majority of the votes cast on Proposal No. 4. Abstentions and broker non-votes will count towards a quorum and have no effect on the outcome of this Proposal No. 4.

The board of directors recommends that our stockholders adopt the following resolution:

“RESOLVED, that the 2022 ESPP is hereby APPROVED.”

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 4.

EQUITY COMPENSATION PLANS AT DECEMBER 31, 2021

The following table provides certain information with respect to all equity compensation plans in effect as of December 31, 2021.

Number of
Securities
Remaining
Available for
Future Issuance
	Number of			Under Equity
	Securities to			Compensation
	Be Issued Upon		Weighted-Average	Plans (Excluding
	Exercise of		Exercise Price of	Securities
	Outstanding		Outstanding	Reflected in
	Options		Options	Column (a))
	(a)		(b)	(c)

Equity compensation plans approved by security holders	10,216,106	(1)	$4.96	5,582,742	(2)
Equity compensation plans not approved by security holders	—		$—	—
Total	10,216,106		$4.96	5,582,742

(1)     Reflects shares of common stock issuable upon the exercise of outstanding stock options granted under the 2019 Plan, Vaxart’s 2007 Equity Incentive Plan, Aviragen’s 2016 Equity Incentive Plan, and Aviragen’s 2007 Omnibus Equity and Incentive Plan, all of which have been approved by security holders.

(2)      Reflects shares of common stock that are available for future issuance under the 2019 Plan.

PROPOSAL NO. 5

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What am I voting on?	Ratification of the selection of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2021.
Vote recommendation:	“FOR” the ratification of WithumSmith+Brown, PC.
Vote required:	A majority of the votes cast on the proposal.
Effect of abstentions:	None.
Effect of broker non-votes:	Because this is a routine proposal, there are no broker non-votes.

The Audit Committee of the board of directors has selected WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2022 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Our lead audit partner at WithumSmith+Brown, PC serves no more than five consecutive years in that role. Representatives of WithumSmith+Brown, PC are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of WithumSmith+Brown, PC as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of WithumSmith+Brown, PC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting will be required to ratify the selection of WithumSmith+Brown, PC.

Principal Accountant Fees and Services

On July 15, 2021, Vaxart was notified that OUM & Co. LLP (“OUM”), an independent registered public accounting firm, had combined its practice with that of WithumSmith+Brown, PC and that the name of the combined practice would be “WithumSmith+Brown.” On July 16, 2021, OUM resigned as the auditors of the Company and the Audit Committee engaged WithumSmith+Brown, PC to serve as the Company’s new independent registered public accounting firm.

The following table represents aggregate fees billed to Vaxart for the years ended December 31, 2021 and 2020, by WithumSmith+Brown, PC and OUM.

	WithumSmith+Brown, PC for the Year Ended December 31, 2021	OUM for the Year Ended December 31, 2021	OUM for the Year Ended December 31, 2020
Audit Fees (1)	$428,419	$37,054	$448,704
Audit-Related Fees	158,000	69,923	178,979
Tax Fees	—	—	—
All Other Fees	—	—	—
Total Fees	$586,419	$106,977	$627,683

(1)         Audit Fees consisted of fees for professional services rendered for the audits of our financial statements, including the audits of our annual financial statements and reviews of our interim quarterly reports, and services provided in connection with SEC filings, including consents and comfort letters.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, WithumSmith+Brown, PC. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by WithumSmith+Brown, PC is compatible with maintaining the principal accountant’s independence.

All services rendered by WithumSmith+Brown, PC and OUM for the year ended December 31, 2021 were pre-approved in accordance with the policies set forth above.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 5.

PROPOSAL NO. 6

TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT

What am I voting on?	A non-binding vote, known as “say-on-pay,” to approve the 2021 compensation of our named executive officers.
Vote recommendation:	“FOR” the approval of our 2021 named executive officer compensation.
Vote required:	A majority of the votes cast on the proposal.
Effect of abstentions:	None.
Effect of broker non-votes:	None.

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to vote on a non-binding advisory basis, commonly referred to as “say-on-pay”, to approve the compensation paid to our named executive officers as disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement. In response to our stockholders’ preference, the board of directors has adopted a policy of providing for annual “say-on-pay” votes. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

This non-binding, advisory proposal is not binding on the board of directors or us. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the board of directors and, accordingly, the board of directors and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding named executive officer compensation arrangements.

Recommendation of the Board of Directors

The board of directors recommends that our stockholders adopt the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure and related material, set forth in the Company’s definitive Proxy Statement for the Annual Meeting, is hereby APPROVED.”

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of the record date.

Name	Age	Position(s)
Andrei Floroiu, M.B.A.	49	President and Chief Executive Officer and Principal Financial Officer
Sean Tucker, Ph.D.	54	Senior Vice President and Chief Scientific Officer
Margaret A. Echerd	62	Senior Vice President and Principal Accounting Officer
Edward B. Berg	58	Senior Vice President and General Counsel
James Cummings, M.D.	56	Chief Medical Officer

The following is biographical information regarding our executive officers, with the exception of Mr. Floroiu, as of the record date. The biographical information of Mr. Floroiu is set forth above under Proposal 1.

Sean Tucker, Ph.D. has served as our Chief Scientific Officer since February 2010 and as Senior Vice President since March 2021. From March 2004 to February 2010, Dr. Tucker served as our Vice President of Research and Director of Immunology. Prior to these roles, Dr. Tucker held numerous scientific and engineering roles at various biotechnology companies. Dr. Tucker received a B.S. in chemical engineering from the University of Washington, an M.S. in chemical engineering from the University of California, Berkeley and a Ph.D. in immunology from the University of Washington.

Margaret A. Echerd has served as our Senior Vice President and Principal Accounting Officer since March 2021. Previously, Ms. Echerd served as our Corporate Controller from April 2018 until March 2021, and as Vice President and Principal Accounting Officer from January 2019 until March 2021. From November 2016 to April 2018, Ms. Echerd was the Controller of Autonomic Technologies, Inc., a medical device company. From December 2015 to July 2016, Ms. Echerd served as Vice President, Corporate Controller of Quotient Technology, Inc., a digital marketing company. From June 2010 to December 2014, Ms. Echerd held various accounting positions at Extreme Networks, Inc., a networking technology company, including Assistant Corporate Controller (from June 2010 to September 2011) and Vice President, Corporate Controller, Chief Accounting Officer (September 2011 to December 2014). Ms. Echerd, who is a certified public accountant in California, received a BBA in Marketing from Texas A&M University and an M.B.A. in Corporate Finance from Golden Gate University.

On March 28, 2022, Ms. Echerd notified Vaxart that she intends to retire as Senior Vice President and Principal Accounting Officer, effective as of May 5, 2022. Ms. Echerd has agreed to provide certain transition services to Vaxart following her retirement, and Vaxart intends to enter into an advisory services agreement with Ms. Echerd upon her retirement.

Edward B. Berg has served as our Senior Vice President and General Counsel since February 2022. Mr. Berg has served in senior legal positions at prominent healthcare companies for most of his more than 30-year career and has represented Fortune 500 and mid-cap companies in biotechnology, pharmaceuticals and life sciences. Prior to Vaxart, he served as VP, Deputy General Counsel for BioMarin Pharmaceutical Inc. from July 2018 to January 2022. Mr. Berg previously served as VP Legal and the head attorney supporting Novartis AG’s biosimilar / generic subsidiary, Sandoz US, from June 2016 to June 2018. Mr. Berg’s previous roles include Deputy General Counsel, Pharmaceutical Operations for Sanofi-Aventis U.S. LLC and Sanofi NA Pharmaceuticals, and Senior Corporate Counsel, Research & Development at Bristol-Myers Squibb, Inc. He began his career in healthcare as Senior Attorney / Associate Counsel for Merck & Co, Inc. Mr. Berg received a B.A. from Washington University in economics and political science and a law degree from the University of Pennsylvania Law School.

James Cummings, M.D. has served as our Chief Medical Officer since August 2021. Preceding his role at Vaxart, Dr. Cummings served as President of ICON Government and Public Health Solutions, Inc., a global clinical research organization, from January 2018 until September 2021, providing clinical trial and functional services to government and commercial customers, in support of global health. Prior to joining ICON, Dr. Cummings served as Vice President of Clinical Development and Translational Medicine at Novavax, Inc. from September 2015 until January 2018. There he led the development programs for all Emerging and Re-Emerging Infectious Diseases to provide a timely, broad response across the spectrum of emerging infectious diseases. Colonel (Retired) Cummings enjoyed a 26-year career in the U.S. Army with a proven track record in vaccine, drug and diagnostics development, most recently as Director of the Department of Defense (DoD) Global Emerging Infectious Diseases Surveillance and Response Systems (DoD GEIS) leading Biosurveillance for the US DoD with laboratories and partners in 71 countries, along with serving as the Consultant to the Surgeon General for all medical research and development. A graduate of Georgetown University’s School of Medicine, Dr. Cummings trained in Internal Medicine and Infectious Diseases Fellowships at Walter Reed and the National Capital Consortium and has been elected to fellow in the American College of Physicians (FACP), the Infectious Diseases Society of America (FIDSA) and the American Society of Tropical Medicine and Hygiene (FASTMH).

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (this “CD&A”) describes the 2021 compensation program established by the Compensation Committee for our named executive officers. Our named executive officers for 2021 include:

Name	Position
Andrei Floroiu, M.B.A.	President and Chief Executive Officer and Principal Financial Officer
James Cummings, M.D.	Chief Medical Officer
Sean Tucker, Ph.D.	Senior Vice President and Chief Scientific Officer
Margaret A. Echerd	Senior Vice President and Principal Accounting Officer

Compensation Objectives

Our mission is the promotion of global health through the development of effective vaccines that can be administered by tablet rather than by injection, providing for the simple and efficient distribution and administration of safe vaccines in any setting. We operate in a highly competitive and rapidly changing industry and continue to evolve our businesses. Our compensation objectives for 2021 are outlined below.

Compensation Objective	Description
Pay-For-Performance	● Emphasize performance-based compensation to motivate executives to achieve strong financial, operational and individual performance in a manner that balances short-term and long-term results
Talent Retention	● Attract and retain high-caliber executives who can effectively manage our complex global business.
Alignment with Stockholder Interests	● Align our executives’ interests with those of our stockholders by making stock-based incentives a core element of our executives’ compensation.

Pay-for-Performance

The guiding principle of our compensation philosophy is that pay should be linked to performance and that the interests of executives and stockholders should be aligned. That principle is embedded in our compensation program, which is designed to optimize alignment between executive pay and actual results.

As described below, the variable components of our compensation program for 2021 were short-term incentives (“STI”) and long-term incentives (“LTI”). Our STI opportunities were provided under an annual cash bonus plan, the payout of which was dependent on corporate and individual performance. Our LTI opportunities were provided through stock options.

Named Executive Officer Pay Mix

The following charts illustrate the allocation of 2021 total direct compensation among base salary, STI opportunities (at target) and LTI opportunities (at the accounting value) for (i) the CEO and (ii) the other named executive officers as a group.

Say-on-Pay

The Compensation Committee has considered the results of the most recent stockholder advisory vote on executive compensation in determining compensation policies and decisions. The Company received strong support from our stockholders for our executive compensation program in 2021, with a favorable “say-on-pay” vote at our 2021 annual meeting exceeding 82% of the votes cast. The Compensation Committee viewed this strong result as confirmation that our compensation program is appropriately structured to support our strategic initiatives and our pay-for-performance commitment.

Market Practices

Competitive Compensation Levels

We believe that each element of our compensation program should remain competitive in order to retain, and, if necessary, attract experienced, high-caliber executives.

When setting 2021 compensation levels for the named executive officers, the Compensation Committee retained Aon Consulting, Inc. (“Aon”) as its independent compensation consultant, reporting directly to the Compensation Committee and serving at the sole discretion of the Compensation Committee. During its engagement, Aon was asked to review competitive compensation data, including pay mix and compensation levels. The compensation data was derived from several sources, including the companies in a compensation peer group established by the Compensation Committee, upon advice of Aon, and select compensation surveys. Each of these sources is described below.

For 2021, the Compensation Committee generally attempted to structure base salary for named executive officers at approximately the 25th to 50th percentile of the market data, STI opportunities at approximately the 40th percentile of the market data, and LTI opportunities at approximately the 50th to 75th percentile of the market data. The Compensation Committee, however, retained discretion to adjustment specific compensation elements and levels above or below these guidelines in order to respond to market conditions, promotions, new hires, individual performance or other circumstances.

Compensation Peer Group

Our compensation peer group consisted of 18 public life science companies that have the following characteristics:

●	U.S.-based, publicly traded, early-stage pre-commercial biopharma companies

●	Headcount generally below 200 employees

●	Market capitalization generally between $300 million and $3 billion

The members of the compensation peer group are as follows:

Compensation Peer Group
Altimmune	KalVista Pharmaceuticals
AnaptysBio	Kezar Life Sciences
Arcturus Therapeutics	NGM Biopharmaceuticals
Harpoon Therapeutics	RAPT Therapeutics
IDEAYA Biosciences	Rubius Therapeutics
Inhibrx	Scholar Rock
Inovio Pharmaceuticals	Selecta Biosciences
Iteos Therapeutics	Sutro Biopharma
Kaleido Biosciences	Syndax Pharmaceuticals

The Compensation Committee also reviews market data from a special cut of the Radford Global Life Sciences Survey, focusing on public life science companies with headcount of fewer than 50 employees.

Elements of Total Direct Compensation

A brief summary of our total direct compensation — consisting of base salary, STI opportunities and LTI opportunities — for our named executive officers is set forth below.

Annual Base Salaries

We provide a base salary to retain and attract key executive talent and to align our compensation with market practices. Base salaries are reviewed and established by the Compensation Committee on a competitive basis each year to align with market levels.

During the annual performance review process in 2021, the base salaries for our named executive officers were increased, as set forth below. The adjustments during the annual review process generally were intended to align with the market data and reflect internal pay equity considerations. The Compensation Committee approved an initial base salary for Dr. Cummings of $400,000, which was negotiated at the time he was hired. The 2020 and 2021 base salary levels for our named executive officer were as follows:

Named Executive Officer	2020 Annual Base Salary	2021 Annual Base Salary
Mr. Floroiu	$400,000	$480,000
Dr. Cummings	N/A	$400,000
Dr. Tucker	$348,000	$365,000
Ms. Echerd	$278,250	$350,000

For more information about the 2021 base salaries for each of our named executive officers, please refer to the “Salary” column of the 2021 Summary Compensation Table on page 44 of this proxy statement.

Short-Term Incentive Compensation

The STI program is designed to motivate our named executive officers to achieve annual business plan objectives and individual goals.

Each year the Compensation Committee establishes a STI award opportunity for our officers. During the annual performance review process in 2021, the Compensation Committee established the short-term incentive opportunity for each of the named executive officers listed below, which were as follows:

Named Executive Officer	2020 STI Opportunity (expressed as a % of base salary)	2021 STI Opportunity (expressed as a % of base salary)
Mr. Floroiu	50%	50%
Dr. Tucker	30%	40%
Ms. Echerd	30%	40%

For 2021, the Compensation Committee approved a STI award opportunity for Dr. Cummings of 40% of his annual base salary, which was pro-rated for the fiscal year and negotiated at the time of his hire.

The 2021 STI payout levels were determined by the Compensation Committee based on an overall assessment of corporate performance and individual contributions. The goals and objectives were established at the beginning of the year and generally focused on deliverables with regard to six primary areas: the COVID program, the norovirus program, the manufacturing process, the platform, the strength of our balance sheet and operational excellence. The Company, however, faced a number of unexpected external challenges during the year, including supply chain issues with respect to manufacturing operations. At the same time, the Company was fortunate to have a resilient and resourceful management team that navigated these challenges and produced strong results in certain other areas. Based on its assessment of overall corporate performance and the individual contributions of each participating executive, and its desire to retain the current management team who is essential to our continued success, the Compensation Committee recommended, and the board of directors approved, an overall achievement level of 85% for the 2021 STI program.

The amount of the 2021 STI award payable to each named executive officer is set forth in the “Bonus” column of the 2021 Summary Compensation Table of this proxy statement at page 44.

Long-Term Incentives

The Compensation Committee believes that a competitive LTI program is an important component of total direct compensation because it: (i) enhances the retentive value of our compensation; (ii) rewards executives for increasing our stock price and developing long-term value; and (iii) provides executives with an opportunity for stock ownership to align their interests with those of our stockholders.

During the annual performance review process in 2021, the Compensation Committee, with the help of Aon, its independent compensation consultant, conducted a review of the LTI award opportunities for our officers. Based on this review, the Compensation Committee and board of directors approved the following stock option grants to each of the named executive officers listed below, effective March 25, 2021:

Named Executive Officer	2021 Stock Option Grants
Mr. Floroiu	250,000 shares
Dr. Tucker	100,000 shares
Ms. Echerd	100,000 shares

The Compensation Committee granted a stock option to Dr. Cummings to purchase 300,000 shares when he commenced performing his consulting services for the Company on August 16, 2021, as described below. This grant level was negotiated at the time of his hire. Dr. Cummings performed consulting services for the Company through September 26, 2021, and then become employed with us on September 27, 2021.

In order to enhance retention incentives, the stock options granted to our named executive officers vest over a four-year period, with 25% of the option shares vesting on the first anniversary of the date of grant and the remaining 75% vesting in equal monthly installments over the three-year period commencing on such first anniversary. In addition, the stock options granted to the named executive officers other than Dr. Cummings were not exercisable until the stockholders of the Company approved an amendment to our 2019 Equity Incentive Plan to increase the number of shares of the common stock reserved thereunder by 8,900,000 shares at the 2021 Annual Meeting. Our stockholders approved the plan amendment on June 16, 2021.

Additional Compensation Arrangements

Severance Benefit Plan

Each of the current named executive officers participates in the Severance Benefit Plan (the “Severance Plan”). Under the Severance Plan, a participating individual is entitled to receive severance benefits upon a qualified termination of employment, with enhanced benefits if the termination occurs in connection with a change in control. The Severance Plan does not provide tax gross‐ups for named executive officers or any other employees in the event they are subject to golden parachute excise taxes on severance or other payments received in connection with a change in control. The Severance Plan promotes retention incentives for our executives by establishing severance protections for participants that are consistent with market levels, while eliminating the need to negotiate individual severance agreements in connection with an executive’s termination or at the time of hire. The enhanced benefits available upon a change in control increase our retention incentives by reducing the personal uncertainty that arises from the possibility of a future business combination and promoting objectivity in the evaluation of transactions that are in the best interests of our stockholders.

More information on the Severance Plan, including the estimated payments and benefits payable to the named executive officers, is provided under the “Executive Compensation — Potential Payments upon Termination or Change in Control” section beginning on page 47 of this proxy statement.

Mr. Floroiu

In connection with his appointment as Chief Executive Officer of the Company, Mr. Floroiu entered into a letter agreement with the Company, dated as of June 14, 2020. The letter agreement provided for an initial base salary of $400,000 per year, an initial “target” bonus opportunity of 50% of his annual base salary and coverage under the Severance Plan, with his “Non-CiC Severance Period”, as defined in the Severance Plan, set at three months and his “CiC Severance Period”, as defined in the Severance Plan, set at six months. Mr. Floroiu will not receive any non-employee director cash retainers or other compensation under the Company’s director compensation program for his services as a director while he is serving as Chief Executive Officer. In addition, the letter agreement provides that during the period of his employment with the Company and for a period of two years thereafter, Mr. Floroiu will not compete anywhere in the world outside the State of California with the Company to develop, sell, market, or offer to sell products that are competitive with any products being developed or sold by the Company.

Dr. Cummings

In connection with his appointment as Senior Vice President and Chief Medical Officer of the Company, Dr. Cummings entered into a letter agreement with the Company, dated as of August 16, 2021. The letter agreement provides for an initial base salary of $400,000 per year, an initial “target” bonus opportunity of 40% of his annual base salary and an initial grant of a stock option covering 300,000 shares (effective when he commenced the consulting services described below). In addition, the letter agreement provided that, prior to his start date, Dr. Cummings would provide certain consulting services to the Company at the direction of the Chief Executive Officer with respect to clinical and regulatory matters (including clinical trial design and regulatory strategies both in the U.S. and abroad), interactions with pan-governmental organizations such as WHO and CEPI, and business development activities. Dr. Cummings received a consulting fee at the rate of $100 per hour for these services and entered into a standard consulting agreement with the Company, which terminated on September 26, 2021, the day prior to the date he commenced employment.

Retirement Plan

We maintain a tax-qualified retirement plan that provides eligible employees, including our named executive officers, with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation up to certain tax code limits, which are updated annually. Employees are immediately and fully vested in their own contributions. We make matching contributions to participants in the 401(k) plan annually in arrears in an amount equal to the employee’s deferral up to a maximum of 3% of the employee’s annual eligible earnings, which are immediately and fully vested. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not taxable to the employees until withdrawn or distributed from the 401(k) plan. The named executive officers did not participate in, or otherwise receive any benefits under any pension plan or nonqualified deferred compensation plan.

CEO Pay Ratio

Pursuant to SEC requirements, we are disclosing the ratio of the annual total compensation of our Chief Executive Officer (our principal executive officer), who as of December 31, 2021, was Andrei Floroiu, to the annual total compensation of our median employee.

To identify our median employee, we examined our payroll records for 2021 for all individuals other than our CEO that were employed at December 31, 2021. We determined that our employee population consisted of 109 other individuals. Using that employee population, we collected and compared annualized base salary and bonuses at actual achievement by all employees during 2021.

The 2021 annual total compensation for our median employee as determined based on SEC rules was $341,394. The 2021 annual total compensation for our Chief Executive Officer as determined based on SEC rules was $2,410,175. Based on this information, the ratio of our Chief Executive Officer’s annual total compensation to our median employee’s annual total compensation for fiscal year 2021 is 7.1 to 1.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information regarding the total compensation for services rendered in all capacities that was earned by our named executive officers during the years ended December 31, 2021, 2020, and 2019.

Name and Principal Position	Fiscal Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	All Other Compensation (4)	Total
Andrei Floroiu	2021	$466,667	$198,333	$—	$1,735,950	$9,225	$2,410,175
President and Chief Executive Officer (5)	2020	$227,595	$126,668	$—	$2,008,479	$—	$2,362,742
	2019	$—	$—	$—	$—	$—	$—
James Cummings, M.D. Chief Medical Officer (6)	2021	$112,154	$36,092	$—	$2,228,040	$3,707	$2,379,993
Sean N. Tucker, Ph.D.	2021	$362,232	$123,159	$—	$694,380	$9,379	$1,189,150
Senior Vice President and Chief Scientific Officer	2020	$348,390	$173,780	$125,800	$693,288	$8,550	$1,224,008
	2019	$331,800	$21,567	$—	$82,541	$8,790	$444,698
Margaret A. Echerd	2021	$338,042	$114,934	$—	$694,380	$11,010	$1,158,366
Senior Vice President and	2020	$278,250	$236,268	$42,500	$606,627	$8,550	$1,129,695
Principal Accounting Officer	2019	$265,000	$17,225	$—	$38,777	$7,950	$328,952

__________

(1)         Represents the bonuses awarded to the named executive officers for the applicable year under the STI program. The amount listed for Dr. Tucker for 2020 includes a retention bonus of $43,134. The amount listed for Ms. Echerd for 2020 includes retention bonuses in the amounts of $34,450 and $70,000.

(2)         For 2020, represents the grant date fair value of performance-based restricted stock unit awards computed in accordance with the Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. See Note 13 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 25, 2021, for a discussion of the relevant assumptions used in calculating value pursuant to FASB ASC Topic 718. These awards were forfeited as of December 31, 2020, because the applicable performance goals were not achieved.

(3)          Represents the grant date fair value of stock option awards for the applicable year computed in accordance with ASC Topic 718. See Note 12 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 24, 2022, for a discussion of the relevant assumptions used in calculating value pursuant to FASB ASC Topic 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options. For 2020, this column also  includes the grant date fair value of stock options received by Mr. Floroiu as a non-employee director, covering 54,720 shares. For 2021, this column also includes the grant date fair value of the stock option received by Dr. Cummings when he commenced service as a consultant for the Company.

(4)         Amount shown consists of a 401(k) match and a Group-term life insurance income inclusion.

(5)         Mr. Floroiu was elected Chief Executive Officer of the Company on June 15, 2020. From April 13, 2020, until June 15, 2020, he served as a non-employee director. The cash fees earned by Mr. Floroiu in 2020 as a non-employee director are included in the “Salary” column.

(6)         Dr. Cummings performed consulting services for the Company from August 16, 2021, through September 26, 2021, and then commenced employment with us on September 27, 2021. The cash consulting fees earned by Dr. Cummings in 2021 are included in the “Salary” column.

Grants of Plan-Based Awards

The following table sets forth information regarding our grants of plan-based awards to the named executive officers during the fiscal year ended December 31, 2021.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($) (3)
Name and Award Type	Grant Date		Target ($)
Andrei Floroiu
Stock Option	3/25/2021	(4)		250,000	$6.27	$1,735,950
STI Opportunity			$233,333

James Cummings, M.D.
Stock Option	8/16/2021	(5)		300,000	$8.44	$2,228,040
STI Opportunity			$42,462

Sean N. Tucker, Ph.D.
Stock Option	3/25/2021	(4)		100,000	$6.27	$694,380
STI Opportunity			$144,893

Margaret A. Echerd
Stock Option	3/25/2021	(4)		100,000	$6.27	$694,380
STI Opportunity			$135,217

(1)          The amounts shown in this column reflect the target STI opportunity for the named executive officers under the discretionary 2021 STI program. The amounts we actually paid to each named executive officer under the program are reported in the “Bonus” column of the Summary Compensation Table. See the section entitled “Compensation Discussion and Analysis — Elements of Total Direct Compensation — Short-Term Incentive Compensation,” for additional information regarding the annual incentive awards.

(2)          The amounts shown in this column reflect the number of shares of our common stock underlying options we granted to each named executive officer in 2021.

(3)          The values shown reflect the grant date fair value of the stock option awards computed in accordance with ASC Topic 718. See Note 12 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 24, 2022, for a discussion of the relevant assumptions used in calculating value pursuant to FASB ASC Topic 718.

(4)          The option grant was approved by the board of directors on March 25, 2021. The stock options vest over a four-year period, with 25% of the option shares vesting on the first anniversary of the date of grant and the remaining 75% vesting in equal monthly installments over the three-year period commencing on such first anniversary. In addition, the stock options were not exercisable until the stockholders of the Company approved an amendment to our 2019 Equity Incentive Plan to increase the number of shares of the common stock reserved thereunder by 8,900,000 shares. Our stockholders approved the plan amendment on June 16, 2021 at the 2021 Annual Meeting.

(5)         The option grant was approved by the board of directors on August 16, 2021, the date that Dr. Cummings commenced service as a consultant for the Company. The stock options vest over a four-year period, with 25% of the option shares vesting on the first anniversary of the date of grant and the remaining 75% vesting in equal monthly installments over the three-year period commencing on such first anniversary.

Outstanding Equity Awards at December 31, 2021

The following table presents, for each of our named executive officers, information regarding outstanding stock options held as of December 31, 2021.

	Option Awards
Name	Grant Date of Option Award	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Options Exercise Price ($)	Option Expiration Date
Andrei Floroiu	4/13/2020 (6)	18,240	36,480	$1.71	4/12/2030
	6/15/2020 (7)	316,980	528,300	$2.46	6/14/2030
	6/15/2020 (1)	900,000	—	$2.46	6/14/2030
	3/25/2021 (8)	—	250,000	$6.27	3/24/2031
James Cummings, M.D.	8/16/2021 (9)	—	300,000	$8.44	8/15/2031
Margaret Echerd	5/25/2018 (4)	334	1,333	$5.17	5/24/2028
	5/12/2019 (5)	1,467	24,949	$0.77	5/11/2029
	3/24/2020 (3)	275,625	39,375	$1.70	3/23/2030
	3/25/2021 (8)	—	100,000	$6.27	3/24/2031
Sean N. Tucker, Ph.D.	4/13/2012 (1)	3,020	—	$8.03	4/12/2022
	8/8/2013 (1)	10,523	—	$6.49	8/7/2023
	5/8/2014 (1)	11,604	—	$8.03	5/7/2024
	7/23/2015 (1)	10,067	—	$17.49	7/22/2025
	3/25/2016 (1)	7,731	—	$12.98	3/24/2026
	6/24/2017 (1)	9,060	—	$4.07	6/23/2027
	5/25/2018 (2)	13,417	583	$5.17	5/24/2028
	5/12/2019 (5)	80,123	43,938	$0.77	5/11/2029
	3/24/2020 (3)	315,000	45,000	$1.70	3/23/2030
	3/25/2021 (8)	—	100,000	$6.27	3/24/2031

(1)	The shares subject to this option are fully vested.

(2)	The unvested shares vest in equal monthly installments through February 13, 2022, subject to the executive officer’s continued service with us through each relevant vesting date.

(3)	The unvested shares vest in equal monthly installments through April 1, 2022, subject to the executive officer’s continued service with us through each relevant vesting date.

(4)	The unvested shares vest in equal monthly installments through April 9, 2022, subject to the executive officer’s continued service with us through each relevant vesting date.

(5)	The unvested shares vest in equal annual installments through May 10, 2023, subject to the executive officer’s continued service with us through each relevant vesting date.

(6)	The unvested shares vest in equal monthly installments through April 13, 2024, subject to the executive officer’s continued service with us through each relevant vesting date.

(7)

The unvested shares vest in equal monthly installments through June 15, 2024, subject to the executive officer’s continued service with us through each relevant vesting date. The option is subject to accelerated vesting with respect to 50% of any then-unvested option shares upon a substantial strategic agreement, as determined by the board of directors, and to accelerated vesting in full in the event of a “Change in Control” (as defined under the Plan).

(8)

The unvested shares vest over a four-year period, with 25% of the underlying shares vesting on March 25, 2022, and the remaining shares subject to the option vesting in equal monthly installments over the subsequent 36 months, subject to the executive officer’s continued service with us through each relevant vesting date.

(9)

The unvested shares vest over a four-year period, with 25% of the underlying shares vesting on August 16, 2022, and the remaining shares subject to the option vesting in equal monthly installments over the subsequent 36 months, subject to the executive officer’s continued service with us through each relevant vesting date.

Option Exercises and Stock Vested During 2021

The following table sets forth information with respect to stock options exercised during the year ended December 31, 2021.

	Option Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Andrei Floroiu	—	$—
James Cummings, M.D.	—	$—
Margaret Echerd	58,361	$346,304
Sean N. Tucker, Ph.D.	1,006	$579

(1)          Represents the dollar amount realized upon exercise determined by the difference between the market price of the underlying securities at exercise and the exercise price of the options.

Pension Benefits

We do not maintain defined benefit or supplemental retirement plans.

Nonqualified Deferred Compensation

We do not maintain nonqualified deferred compensation plans.

Potential Payments upon Termination or Change in Control

We have entered into agreements and maintain plans and arrangements that may require us to pay or provide compensation and benefits to our named executive officers in the event of certain terminations of employment or a change in control.

The estimates set forth below of the amounts payable to our named executive officers upon termination of employment or in connection with a change in control generally are based on the assumption that the various triggering events occurred on the last day of 2021, along with other material assumptions noted below. The actual amounts that would be paid to a named executive officer upon termination or a change in control can only be determined at the time the actual triggering event occurs.

The estimated amount of compensation and benefits described below for our named executive officers generally does not take into account compensation and benefits that were already earned at the time of the applicable triggering event, such as equity awards that have previously vested in accordance with their terms or vested benefits otherwise payable under our compensation programs.

Severance Plan

Under the Severance Plan, if a participating named executive officer is terminated other than for cause, death or disability, or resigns for good reason, other than in connection with a change in control, he or she shall be entitled to receive (i) continued payment of base salary for six months for Dr. Cummings and Dr. Tucker and three months for each of Mr. Floroiu and Ms. Echerd, and (ii) the portion of health insurance premiums paid by the Company, prior to the termination, under our group health insurance plans as provided under COBRA, until the end of the applicable salary continuation period (or, if earlier, such time as the named executive officer is eligible for health insurance coverage with a subsequent employer).

If a participating named executive officer is terminated other than for cause, death or disability, or resigns for good reason, either during the three months before or in the 12 months after a change in control, then he or she will be entitled to receive (i) lump sum cash severance equal 12 months of base salary for Dr. Cummings and Dr. Tucker and six months of base salary for each of Mr. Floroiu and Ms. Echerd, (ii) the portion of health insurance premiums paid by the Company, prior to the termination, under our group health insurance plans as provided under COBRA, until the end of the applicable salary continuation period (or, if earlier, such time as the named executive officer is eligible for health insurance coverage with a subsequent employer), (iii) full vesting of any unvested time-based equity awards, and (iv) a pro-rated target annual bonus for the year of termination.

In exchange for the severance benefits, the participating named executive officers must agree to comply with the Company’s standard employee invention assignment and confidentiality agreement, return all company property, and sign a release of claims in favor of the Company.

Mr. Floroiu’s time-based stock options granted on June 15, 2020, would vest in full upon a change in control.

For purposes of the Severance Plan, the term “cause” means (i) engaging in willful or gross misconduct or willful or gross neglect; (ii) the commission of a felony or a crime involving any of the following: moral turpitude, dishonesty, breach of trust or unethical business conduct; or the commission of any crime involving the Company or any of its subsidiaries; (iii) fraud, misappropriation or embezzlement; or (iv) the abuse of illegal drugs or other controlled substances or habitual intoxication while providing services for the Company or any of its affiliates.

The term “good reason” means the occurrence of any of the following events without the participant’s consent; (i) a material diminution in base salary or target bonus; (ii) a material diminution in authority, duties, or responsibilities; or (iii) a relocation of the principal place of employment or service to a location that increases his or her one-way commute distance by more than 35 miles, subject to applicable notice and cure provisions.

Table of Potential Payments

Name and Trigger Event	Cash Severance Payment ($) (1)	Welfare and Other Benefits ($) (2)	Stock Option Awards ($) (3)	Total ($) (4)
Andrei Floroiu
● Voluntary termination	-	-	-	-
● Involuntary or good reason termination prior to a CIC	120,000	9,158	-	129,158
● Change in Control	-	-	2,012,823	2,012,823
● Involuntary or good reason termination after a CIC	240,000	9,158	166,349	415,507
● Death	-	400,000	-	400,000
● Disability	-	900,000	-	900,000

James Cummings, M.D.
● Voluntary termination	-	-	-	-
● Involuntary or good reason termination prior to a CIC	200,000	-	-	200,000
● Change in Control	-	-	-	-
● Involuntary or good reason termination after a CIC	400,000	-	-	400,000
● Death	-	400,000		400,000
● Disability	-	900,000	-	900,000

Sean N. Tucker, Ph.D.
● Voluntary termination	-	-	-	-
● Involuntary or good reason termination prior to a CIC	182,500	-	-	182,500
● Change in Control	-	-	-	-
● Involuntary or good reason termination after a CIC	365,000	-	447,950	812,950
● Death	-	400,000	-	400,000
● Disability	-	900,000	-	900,000

Margaret Echerd
● Voluntary termination	-	-	-	-
● Involuntary or good reason termination prior to a CIC	87,500	5,416	-	92,916
● Change in Control	-	-	-	-
● Involuntary or good reason termination after a CIC	175,000	5,416	318,630	499,046
● Death	-	400,000	-	400,000
● Disability	-	900,000	-	900,000

(1)          Amounts listed under “Cash Severance Payment” are payable under the terms of the Severance Plan.

(2)         Amounts listed under “Welfare and Other Benefits” include premiums for continued medical, dental and vision insurance in the event of an involuntary termination or a resignation for good reason. In the event of death or disability, the amount equals proceeds from insurance policies covering death or disability of the executive.

(3)          Represents (a) the product of (i) the number of shares underlying the applicable stock option awards outstanding as of December 31, 2021, multiplied by (ii) $6.27 (i.e., the closing market price on December 31, 2021), less (b) the aggregate exercise price of portion of the shares that are subject to acceleration of vesting under the applicable stock option awards. Please refer to the “Outstanding Equity Awards at December 31, 2021” table for more detail.

(4)         Represents the total payout under each termination category.

DIRECTOR COMPENSATION

During 2021, our non-employee directors were compensated in the following manner under our director compensation program.

The Company’s director compensation program is designed to enhance its ability to attract and retain highly qualified directors and to align their interests with the long-term interests of its stockholders. The program includes a cash component, which is intended to compensate non-employee directors for their service on our board of directors and an equity component, which is intended to align the interests of non-employee directors and stockholders. Directors who are employees of the Company receive no additional compensation for their service on our board of directors.

The Compensation Committee annually reviews compensation paid to our non-employee directors and makes recommendations for adjustments, as appropriate, to the full board of directors. As part of this annual review, the Compensation Committee considers the significant time commitment and skill level required by each non-employee director in serving on our board of directors and its various committees. The Compensation Committee seeks to maintain a market competitive director compensation program and, with the assistance of its independent compensation consultant, benchmarks our director compensation program against those maintained by the peer group we use to evaluate our executive compensation program.

Annual and Meeting Fees

During 2021, our non-employee directors received the following cash compensation for their service on our board of directors and its committees:

●	$40,000 annual cash retainer;

●	$28,000 for the Chairman of the board of directors;

●	$15,000 for the chair of the Audit Committee and $7,500 for each of its other members; and

●	$10,000 for the chairs of the Compensation Committee, Nominating and Governance Committee, and Science and Technology Committee, and $5,000 for each of their other members.

Equity Awards

On March 25, 2021, the board of directors approved a stock option grant to each non-employee director who (i) was serving on the board of directors as of the 2021 Annual Meeting and had been serving as a non-employee director for at least six months as of the date of such meeting, and (ii) continued to serve as a non-employee director immediately following such meeting. The stock option had a fair value of $103,000 and was effective as of the conclusion of the 2021 Annual Meeting. The stock options granted to the non-employee directors vests in full on the earlier of the first anniversary of the date of grant or the 2022 Annual Meeting. In addition, the stock options granted to the non-employee directors were not exercisable until the stockholders of the Company approved an amendment to our 2019 Equity Incentive Plan to increase the number of shares of the common stock reserved thereunder by 8,900,000 shares. Our stockholders approved the plan amendment on June 16, 2021 at the 2021 Annual Meeting.

On April 21, 2021, David Wheadon, M.D. was appointed to serve on the board of directors. In connection with his appointment, he received a stock option grant covering 65,700 shares, which shall vest in three equal annual installments over three years. On August 20, 2021, Julie M. Cherrington, Ph.D. was appointed to serve on the board of directors. In connection with her appointment, she received a stock option grant covering 65,700 shares, which shall vest in three equal annual installments over three years.

Dr. Latour’s term as director and Chairman of the board of directors expired at the 2021 Annual Meeting, and he did not stand for re-election. In recognition of Dr. Latour’s service on the board of directors, and in exchange for his release of claims against the Company and agreement to cooperate in certain matters, the board of directors agreed to (i) accelerate the vesting of 100,000 option shares granted to Dr. Latour on May 12, 2019, and (ii) provide that each vested stock option held by Dr. Latour on the date of the 2021 Annual Meeting will remain outstanding and exercisable for two years or until the earlier expiration of its 10-year term.

2021 Compensation

The following table provides director compensation information for each of the non-employee directors of the board of directors who served between January 1, 2021 and December 31, 2021:

Name	Fees Earned or Paid in Cash	Option Awards (1)	Total
Steven Boyd (2)	$—	$—	$—
Julie M. Cherrington, Ph.D. (3)	$17,366	$482,159	$499,525
Todd C. Davis	$68,000	$103,001	$171,001
Michael J. Finney, Ph.D.	$49,403	$103,001	$152,404
Wouter W. Latour, M.D. (4)	$—	$1,320,321	$1,320,321
Keith Maher, M.D. (2)	$—	$—	$—
David Wheadon, M.D. (5)	$31,030	$454,907	$485,937
Karen J. Wilson	$55,000	$103,001	$158,001
Robert A. Yedid	$55,000	$103,001	$158,001

(1)

The values shown reflect the grant date fair value of the stock option awards computed in accordance with FASB ASC, Topic 718. See Note 12 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 24, 2022, for a discussion of the relevant assumptions used in calculating value pursuant to FASB ASC Topic 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our non-employee directors will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

As of December 31, 2021, our non-employee directors held the following stock options:

Name	Number of Shares Underlying Stock Options
Julie M. Cherrington, Ph.D.	65,700
Todd C. Davis	135,517
Michael J. Finney, Ph.D.	80,797
David Wheadon	65,700
Karen J. Wilson	80,797
Robert A. Yedid	117,277

(2)	On January 28, 2021, Steven J. Boyd and Keith Maher, M.D. each resigned from the board of directors.

(3)	Dr. Cherrington was appointed to the board of directors on August 20, 2021.

(4)

Dr. Latour’s term as director and Chairman of the board of directors expired at the 2021 Annual Meeting, and he did not stand for re-election. For Dr. Latour, the sum recorded under the Option Awards column represents the incremental fair value related to the modification of options to accelerate vesting and extend the exercise period.

(5)	Dr. Wheadon was appointed to the board of directors on April 21, 2021.

On April 18, 2022, and after consulting with its independent compensation consultant, the board of directors approved a new non-employee director compensation program, effective as of April 1, 2022. The board generally attempts to structure the cash compensation for non-employee directors at approximately the 25th to 50th percentile of the market data of the Company’s compensation peer group and equity awards at approximately the 50th to 75th percentile of the market data. The board, however, retains discretion to adjust specific compensation elements and levels above or below these guidelines to respond to market conditions, change in time commitments or other circumstances.

Under the new program, our non-employee directors will receive the following cash compensation for their service on our board of directors and its committees, effective April 1, 2022:

●	$40,000 annual cash retainer;

●	$30,000 for the Chairman of the board of directors;

●	$15,000 for the chair of the Audit Committee and $7,500 for each of its other members; and

●	$10,000 for the chairs of the Compensation Committee, Nominating and Governance Committee, and Science and Technology Committee, and $5,000 for each of their other members.

In addition, each non-employee director who is initially elected or appointed to the board after the effective date of the new program shall automatically be granted on the day of such first election or appointment: (i) a stock option to purchase 88,448 shares of our shares of common stock, and (ii) a restricted stock unit award covering 14,750 shares of our common stock (the “Initial Award”). A non-employee director who is serving on the board as of the date of any annual meeting after the effective date of the new program, and who will continue to serve as a non-employee director immediately following such meeting, shall automatically be granted on the date of such annual meeting: (i) a stock option to purchase 44,224 shares of our common stock, and (ii) a restricted stock unit award covering 7,375 shares of our common stock (the “Annual Award”), which amounts are pro-rated for new directors to reflect their service since the last annual meeting. Each Initial Award shall vest and become exercisable in substantially equal installments on each of the first three anniversaries of the date of grant, subject to the non-employee director continuing in service on the board through each such vesting date. Each Annual Award shall vest and become exercisable on the earlier of (i) the first anniversary of the date of grant, or (ii) the date immediately prior to the next annual meeting of the Company’s stockholders following the date of grant, subject to the non-employee director continuing in service on the board through such vesting date. Upon a change in control, all outstanding equity awards that are held by a non-employee director shall become fully vested and exercisable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 11, 2022, by:

●	each nominee for director;
●	each current executive officer
●	all current executive officers and nominees for director as a group; and
●	all those known by us to be beneficial owners of more than five percent of our outstanding common stock.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 126,405,811 shares outstanding on April 11, 2022, adjusted as required by rules promulgated by the SEC.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Vaxart, Inc., 170 Harbor Way, Suite 300, South San Francisco, California 94080.

	Beneficial Ownership
Name of Beneficial Owner	Shares	%
Greater than 5% Stockholders:
State Street Corporation (1)	13,072,021	10.3%
BlackRock, Inc. (2)	8,452,420	6.7%
Executive Officers, Directors and Director Nominee:
Edward Berg	—	*
Julie Cherrington	—	*
James Cummings	—	*
Todd C. Davis (3)	235,807	*
Margaret Echerd (4)	356,107	*
Michael J. Finney (5)	736,887	*
Andrei Floroiu (6)	1,414,427	1.1%
Sean Tucker (7)	682,481	*
David Wheadon, M.D. (8)	21,900	*
Karen J. Wilson (9)	36,997	*
Robert A. Yedid (10)	104,277	*
All executive officers, directors and director nominee as a group (11 persons)	3,588,883	2.8%

* Represents beneficial ownership of less than one percent.

(1)

Consists of 13,072,021 shares of common stock beneficially owned by State Street Corporation, whose address is State Street Financial Center, 1 Lincoln Street, Boston, MA 02111. This information has been obtained from the Schedule 13G/A filed by State Street on March 10, 2022.

(2)

Consists of 8,452,420 shares of common stock beneficially owned by BlackRock, Inc., whose address is 55 East 52nd Street, New York, NY 10055. This information has been obtained from the Schedule 13G filed by BlackRock on February 7, 2022.

(3)	Consists of (i) 118,530 shares of common stock held directly by Mr. Davis, and (ii) 117,277 shares issuable pursuant to stock options exercisable within 60 days of April 11, 2022.

(4)	Consists of 356,107 shares issuable pursuant to stock options exercisable within 60 days of April 11, 2022.

(5)	Consists of (i) 656,090 shares of common stock held directly by Mr. Finney, and (ii) 80,797 shares issuable pursuant to stock options exercisable within 60 days of April 11, 2022.

(6)	Consists of 1,414,427 shares issuable pursuant to stock options exercisable within 60 days of April 23, 2021.

(7)

Consists of (i) 43,811 shares held directly by Dr. Tucker, (ii) 51,465 shares held jointly by Frances Chang and Dr. Tucker, (iii) 9,060 shares held by Dr. Tucker’s spouse, (iv) 27,273 shares issuable pursuant to warrants held jointly by Frances Chang and Dr. Tucker, exercisable within 60 days of April 11, 2022, and (v) 550,802 shares issuable pursuant to stock options exercisable within 60 days of April 11, 2022.

(8)	Consists of 21,900 shares issuable pursuant to stock options exercisable within 60 days of April 11, 2022.

(9)	Consists of 36,997 shares issuable pursuant to stock options exercisable within 60 days of April 11, 2022.

(10)

Consists of (i) 3,740 shares held directly by Mr. Yedid, (ii) 1,500 shares held by Mr. Yedid’s spouse, and (iii) 99,037 shares issuable pursuant to stock options exercisable within 60 days of April 11, 2022.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Vaxart. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2021, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

TRANSACTIONS WITH RELATED PARTIES

Related-Party Transaction Policy and Procedures

We have adopted a written Related Party Transaction Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related party transactions.” For purposes of our policy only, a “related party transaction” is a transaction, arrangement or relationship (including indebtedness or a guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which we and any “related party” are, were or will be participants involving an amount that exceeds $120,000 and in which any “related party” has a direct or indirect material interest. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related party are not covered by this policy. A related party is any executive officer, director, nominee to become a director or more than 5% stockholder of us, including any of their immediate family members, and any entity owned or controlled by such persons. We describe below such transactions or series of similar transactions to which we have been or were a party since January 1, 2021.

Under the policy, where a transaction has been identified as a related party transaction, management must present information regarding the proposed related party transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the board of directors) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related parties, the benefits to us of the transaction and whether any alternative transactions were available. To identify related party transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related party transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related  party is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related party transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of us and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

Certain Related-Person Transactions

Indemnity Agreements

We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify and advance expenses incurred in connection with certain actions, suits or proceedings to such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of ours, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

Offer Letters

We have entered into offer letters, employment agreements and change in control arrangements with our executive officers. For more information regarding these agreements, see “Compensation Discussion and Analysis — Additional Compensation Arrangements” on page 42.

Equity Grants

We have granted stock options to our executive officers and certain members of our board of directors. For a description of our executive officers’ options, see “Executive Compensation — Outstanding Equity Awards at December 31, 2021” on page 46.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Vaxart stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

As part of our precautions regarding COVID-19, we are planning for the possibility that the meeting may be held completely virtually over the Internet. If we take this step, we will announce the decision to do so via a press release and posting details on our website that will also be filed with the SEC as proxy material. As always, we encourage you to vote your shares prior to the Annual Meeting.

By Order of the Board of Directors

/s/ Todd C. Davis

Todd C. Davis

Chairman of the Board

_________, 2022

We file annual and quarterly reports and other reports and information with the SEC. These reports and other information can be read over the Internet at the SEC’s website at www.sec.gov or at our website at www.vaxart.com. The information contained on, or that can be accessed through, our website is not a part of this proxy statement. We have included our website address in this proxy statement solely as an inactive textual reference.

A copy of Vaxart’s Annual Report to the U.S. Securities and Exchange Commission on Form 10-K for the year ended December 31, 2021, is available without charge upon written request to: Secretary, Vaxart, Inc., 170 Harbor Way, Suite 300, South San Francisco, California 94080.

EXHIBIT A

CERTIFICATE OF AMENDMENT

CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION OF
VAXART, INC.

Vaxart, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: The name of Corporation is Vaxart, Inc.

SECOND: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Restated Certificate of Incorporation as follows:

The first sentence in Article FOURTH shall be deleted and the following paragraphs shall be inserted in lieu thereof:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 255,000,000 shares consisting of

a)     5,000,000 shares of Preferred Stock, par value $0.0001 per share, and

b)     250,000,000 shares of Common Stock, par value $0.0001 per share.”

THIRD: Thereafter pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Remainder of the Page Intentionally Left Blank]

A-1

EXHIBIT B

2019 EQUITY INCENTIVE PLAN, AS AMENDED

Adopted by the Board of Directors: February 26, 2019
Approved by the Stockholders: April 23, 2019

1st Amendment Approved by the Stockholders: June 8, 2020

2nd Amendment Approved by the Stockholders: June 16, 2021
3rd Amendment Approved by the Stockholders: June [●], 2022

1.    General.

(a)    Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(b)    Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(c)    Purpose. The Plan, through the grant of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.    Administration.

(a)    Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)    Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)    To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii)    To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii)    To settle all controversies regarding the Plan and Awards granted under it.

(iv)    To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or the time at which cash or shares of Common Stock may be issued in settlement thereof).

(v)    To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not impair a Participant’s rights under the Participant’s then-outstanding Award without the Participant’s written consent, except as provided in subsection (viii) below.

(vi)    To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from, or compliant with, the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as provided in the Plan (including subsection (viii) below) or an Award Agreement, no amendment of the Plan will impair a Participant’s rights under an outstanding Award unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii)    To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding “incentive stock options” or (B) Rule 16b-3.

(viii)    To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)    To adopt such rules, procedures and sub-plans related to the operation and administration of the Plan as are necessary or appropriate under local laws and regulations to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement made to ensure or facilitate compliance with the laws or regulations of the relevant foreign jurisdiction).

(c)    Delegation to Committee.

(i)    General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)    Rule 16b-3 Compliance. The Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d)    Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(x)(iii) below.

(e)    Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(f)    Cancellation and Re-Grant of Stock Awards. Except as otherwise provided in Section 9 below, neither the Board nor any Committee will have the authority to: (i) reduce the exercise price or strike price of any outstanding Options or Stock Appreciation Rights under the Plan, or (ii) cancel any outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve months prior to such an event.

(g)    Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to an Award (other than Incentive Stock Options, Nonstatutory Stock Options and Stock Appreciation Rights), as determined by the Board and contained in the applicable Award Agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Award Agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Award Agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date, if any, such shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Award Agreement.

3.    Shares Subject to the Plan.

(a)    Share Reserve.

(i)    Subject to Section 9(a) relating to Capitalization Adjustments, and the following sentence regarding the annual increase, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed 28,900,000 shares (the “Share Reserve”).

(ii)    For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. As a single share may be subject to grant more than once (e.g., if a share subject to a Stock Award is forfeited, it may be made subject to grant again as provided in Section 3(b) below), the Share Reserve is not a limit on the number of Stock Awards that can be granted.

(iii)    Shares may be issued in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c) or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b)    Reversion of Shares to the Share Reserve.

(i)    Shares Available for Subsequent Issuance. The following shares of Common Stock will become available again for issuance under the Plan: (A) any shares subject to a Stock Award that are not issued because such Stock Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Stock Award having been issued; (B) any shares subject to a Stock Award that are not issued because such Stock Award or any portion thereof is settled in cash; and (C) any shares issued pursuant to a Stock Award that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares.

(ii)    Shares Not Available for Subsequent Issuance. The following shares of Common Stock will not become available again for issuance under the Plan: (A) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise, strike or purchase price of a Stock Award (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award (i.e., “net exercised”)); (B) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with a Stock Award; (C) any shares repurchased by the Company on the open market with the proceeds of the exercise, strike or purchase price of a Stock Award; and (D) in the event that a Stock Appreciation Right is settled in shares of Common Stock, the gross number of shares of Common Stock subject to such award.

(c)    Incentive Stock Option Limit. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be will be a number of shares of Common Stock equal to three (3) multiplied by the Share Reserve.

(d)    Limitation on Compensation of Non-Employee Directors. The maximum number of shares of Common Stock subject to Stock Awards granted under this Plan or otherwise during any one year to any Non-Employee Director, taken together with any cash fees paid by the Company to such Non-Employee Director during such year for service on the Board, will not exceed U.S. $600,000 in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes), or, with respect to the calendar year in which a Non-Employee Director is first appointed or elected to the Board, $750,000.

(e)    Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.    Eligibility.

(a)    Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b)    Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5.    Provisions Relating to Options and Stock Appreciation Rights.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a)    Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the Award Agreement.

(b)    Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c)    Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i)    by cash, check, bank draft or money order payable to the Company;

(ii)    pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)    by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)    if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)    in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d)    Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e)    Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i)    Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable laws or regulations. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii)    Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2) or comparable non-U.S. law. If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)    Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company or to any third party designated by the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate or the Participant’s legal heirs will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f)    Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g)    Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date which occurs three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

(h)    Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of the period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i)    Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date which occurs 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j)    Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k)    Termination for Cause. Except as explicitly provided otherwise in the applicable Award Agreement or other written agreement between the Participant and the Company, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date of such termination of Continuous Service. If a Participant’s Continuous Service is suspended pending an investigation of the existence of Cause, all of the Participant’s rights under the Option or SAR will also be suspended during the investigation period.

(l)    Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the U.S. Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the U.S. Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company's then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the U.S. Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.    Provisions of Stock Awards other than Options and SARs.

(a)    Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)    Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)    Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii)    Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv)    Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(b)    Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)    Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)    Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)    Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)    Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v)    Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c)    Performance Awards.

(i)    Performance Stock Awards. A Performance Stock Award is a Stock Award that is payable (including that may be granted, may vest or may be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may but need not require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board or Committee, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii)    Performance Cash Awards. A Performance Cash Award is a cash award that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board or Committee, in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii)    Board Discretion. The Board retains the discretion to adjust or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(d)    Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.    Covenants of the Company.

(a)    Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b)    Compliance with Law. The Company will seek to obtain from each regulatory commission or agency, as necessary, such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan or other securities or applicable laws, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable law.

(c)    No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner or tax treatment of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.    Miscellaneous.

(a)    Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.

(b)    Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c)    Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d)    No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is domiciled or incorporated, as the case may be. Furthermore, to the extent the Company is not the employer of a Participant, the grant of an Award will be not establish an employment or other service relationship between the Company and the Participant.

(e)    Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f)    Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds U.S. $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g)    Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that such Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h)    Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. and non-U.S. federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that (A) no shares of Common Stock are withheld with a value exceeding the maximum amount of tax that may be required to be withheld by law (or such other amount as may be permitted while still avoiding classification of the Stock Award as a liability for financial accounting purposes) ), and (B) with respect to an Award held by any Participant who is subject to the filing requirements of Section 16 of the Exchange Act, any such share withholding must be specifically approved by the Compensation Committee as the applicable method that must be used to satisfy the tax withholding obligation or such share withholding procedure must otherwise satisfy the requirements for an exempt transaction under Section 16(b) of the Exchange Act; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, or (vi) by such other method as may be set forth in the Award Agreement.

(i)    Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j)    Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k)    Compliance with Section 409A of the Code. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(l)    Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate.

9.    Adjustments upon Changes in Common Stock; Other Corporate Events.

(a)    Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b)    Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)    Corporate Transaction. The following provisions will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the Stock Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i)    arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii)    arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)    accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective date of the Corporate Transaction), which exercise is contingent upon the effectiveness of such Corporate Transaction with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Corporate Transaction

(iv)    arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v)    cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi)    make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the per share amount (or value of property per share) payable to holders of Common Stock in connection with the Transaction, over (B) the per share exercise price under the applicable Stock Award, multiplied by the number of shares subject to the Stock Award. For clarity, this payment may be zero (U.S. $0) if the amount per share (or value of property per share) payable to the holders of the Common Stock is equal to or less than the exercise price of the Stock Award. In addition, any escrow, holdback, earnout or similar provisions in the definitive agreement for the Transaction may apply to such payment to the holder of the Stock Award to the same extent and in the same manner as such provisions apply to the holders of Common Stock.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

(d)    Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10.    Termination or Suspension of the Plan.

The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of (i) the Adoption Date, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11.    Existence of the Plan.

The Plan will become effective on the Effective Date.

12.    Choice of Law.

The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.    Definitions. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)    “Adoption Date” means the date the Plan is adopted by the Board.

(b)    “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c)    “Award” means a Stock Award or a Performance Cash Award.

(d)    “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(e)    “Board” means the Board of Directors of the Company.

(f)    “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(g)    “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(h)    “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States, any state thereof, or any applicable foreign jurisdiction; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company or any Affiliate; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or any Affiliate or of any statutory duty owed to the Company or any Affiliate; (iv)  such Participant’s unauthorized use or disclosure of the Company’s or any Affiliate’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated by reason of dismissal without Cause for the purposes of outstanding Stock Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(i)    “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii)    there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)    there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv)    individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of the Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply. To the extent required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

(j)    “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(k)    “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(l)    “Common Stock” means the common stock of the Company, having one vote per share.

(m)    “Company” means Vaxart, Inc., a Delaware corporation.

(n)    “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(o)    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(p)    “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)    a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)    a sale or other disposition of more than 50% of the outstanding securities of the Company;

(iii)    a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)    a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

If required for compliance with Section 409A of the Code, in no event will a Corporate Transaction be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(q)     “Director” means a member of the Board.

(r)    “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(s)     “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2019, provided this Plan is approved by the Company’s stockholders at such meeting.

(t)     “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(u)    “Entity” means a corporation, partnership, limited liability company or other entity.

(v)    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(w)    “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(x)    “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)    Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)    In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(y)    “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(z)     “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(aa)    “Nonstatutory Stock Option” means any Option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(bb)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(cc)     “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(dd)    “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ee)    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ff)    “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(gg)    “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(hh)     “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii)    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(jj)    “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(kk)    “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(ll)     “Performance Criteria” means the one or more criteria that the Board or Committee (as applicable) will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board or Committee (as applicable): (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) total stockholder return; (5) return on equity or average stockholder’s equity; (6) return on assets, investment, or capital employed; (7) stock price; (8) margin (including gross margin); (9) income (before or after taxes); (10) operating income; (11) operating income after taxes; (12) pre-tax profit; (13) operating cash flow; (14) sales or revenue targets; (15) increases in revenue or product revenue; (16) expenses and cost reduction goals; (17) improvement in or attainment of working capital levels; (18) economic value added (or an equivalent metric); (19) market share; (20) cash flow; (21) cash flow per share; (22) share price performance; (23) debt reduction; (24) implementation or completion of projects or processes; (25) subscriber satisfaction; (26) stockholders’ equity; (27) capital expenditures; (28) debt levels; (29) operating profit or net operating profit; (30) workforce diversity; (31) growth of net income or operating income; (32) billings; (33) the number of subscribers, including but not limited to unique subscribers; (34) employee retention; and (35) other measures of performance selected by the Board.

(mm)    “Performance Goals” means, for a Performance Period, the one or more goals established by the Board or Committee (as applicable) for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board or Committee (as applicable) (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board or Committee (as applicable) will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board or Committee (as applicable) retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(nn)    “Performance Period” means the period of time selected by the Board or Committee (as applicable) over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board or Committee (as applicable).

(oo)    “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(pp)    “Plan” means this Vaxart, Inc. 2019 Equity Incentive Plan, as it may be amended.

(qq)    “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(rr)    “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ss)    “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(tt)    “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(uu)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(vv)    “Securities Act” means the Securities Act of 1933, as amended.

(ww)    “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(xx)    “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(yy)    “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(zz)    “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(aaa)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(bbb)    “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

EXHIBIT C

2022 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I
PURPOSE

The Plan’s purpose is to assist employees of the Company and its Designated Subsidiaries in acquiring a share ownership interest in the Company, and to help such employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiaries.

The Plan consists of two components: The Section 423 Component and the Non-Section 423 Component. The Section 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and shall be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of Options under the Non-Section 423 Component, which need not qualify as Options granted pursuant to an “employee stock purchase plan” under Section 423 of the Code; such Options granted under the Non-Section 423 Component shall be granted pursuant to separate Offerings containing such sub-plans, appendices, rules or procedures as may be adopted by the Administrator and designed to achieve tax, securities laws or other objectives for Eligible Employees and the Designated Subsidiaries in locations outside of the United States. Except as otherwise provided herein or determined by the Administrator, the Non-Section 423 Component will operate and be administered in the same manner as the Section 423 Component. Offerings intended to be made under the Non-Section 423 Component will be designated as such by the Administrator at or prior to the time of such Offering.

For purposes of this Plan, the Administrator may designate separate Offerings under the Plan, the terms of which need not be identical, in which Eligible Employees will participate, even if the dates of the applicable Offering Period(s) in each such Offering is identical, provided that the terms of participation are the same within each separate Offering under the Section 423 Component as determined under Section 423 of the Code. Solely by way of example and without limiting the foregoing, the Company could, but shall not be required to, provide for simultaneous Offerings under the Section 423 Component and the Non-Section 423 Component of the Plan.

ARTICLE II
PARTICIPATION

2.1         Eligibility.

(a)         Any Eligible Employee who is employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Articles III and IV hereof, and, for the Section 423 Component, the limitations imposed by Section 423(b) of the Code.

(b)         No Eligible Employee shall be granted an Option under the Section 423 Component which permits the Participant’s rights to purchase Shares under the Plan, and to purchase shares under all other employee stock purchase plans of the Company, any Parent or any Subsidiary subject to Section 423 of the Code, to accrue at a rate which exceeds $25,000 of fair market value of such shares (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time. The limitation under this Section 2.1(b) shall be applied in accordance with Section 423(b)(8) of the Code.

2.2         Election to Participate; Payroll Deductions.

(a)         Each individual who is an Eligible Employee as of an Offering Period’s Enrollment Date may elect to participate in such Offering Period and the Plan by delivering to the Company or an Agent designated by the Company an enrollment form including a payroll deduction authorization (which enrollment form and payroll deduction authorization shall be in a form established by the Administrator, shall set forth the terms of the Offering, and may be in an electronic format or such other method as determined by the Company in accordance with the Company’s practices) (a “Participation Election”) no later than the period of time prior to the applicable Enrollment Date determined by the Administrator, in its sole discretion. Except as provided in Section 2.2(e) hereof, an Eligible Employee may participate in the Plan only by means of payroll deduction.

(b)         Subject to Section 2.1(b) hereof and except as may otherwise be determined by the Administrator, payroll deductions (i) shall equal at least 1% of the Participant’s Compensation as of each Payday of the Offering Period following the Enrollment Date, but not more than 15% of the Participant’s Compensation as of each Payday of the Offering Period following the Enrollment Date; and (ii) shall be expressed as a whole number percentage. Subject to Section 2.2(e) hereof, amounts deducted from a Participant’s Compensation with respect to an Offering Period pursuant to this Section 2.2 shall be deducted each Payday through payroll deduction and credited to the Participant’s Plan Account.

(c)         Unless otherwise determined by the Administrator, following at least one payroll deduction, a Participant may increase or decrease the percentage of Compensation designated in his or her enrollment form, subject to the limits of this Section 2.2, or may suspend his or her payroll deductions, at any time during an Offering Period; provided, however, that the Administrator may limit the number of changes a Participant may make to his or her payroll deduction elections during each Offering Period in the applicable Offering (and in the absence of any specific designation by the Administrator, a Participant shall only be allowed to decrease his or her payroll deduction election one time during each Offering Period and shall not be permitted to increase his or her payroll deduction at any time during an Offering Period). Any such change or suspension of payroll deductions shall be effective with the first full payroll period following ten business days after the Company’s receipt of the new enrollment form (or such shorter or longer period as may be specified by the Administrator in the applicable Offering). In the event a Participant suspends his or her payroll deductions, such Participant’s cumulative payroll deductions prior to the suspension shall remain in his or her account and shall be applied to the purchase of Shares on the next occurring Exercise Date and shall not be paid to such Participant unless he or she withdraws from participation in the Plan pursuant to Section 5.1.

(d)         Upon the completion of an Offering Period, each Participant in such Offering Period shall automatically participate in the immediately following Offering Period at the same payroll deduction percentage as in effect at the termination of such Offering Period, unless such Participant delivers to the Company or an Agent designated by the Company a different Participation Election with respect to the successive Offering Period in accordance with Section 2.2(a) hereof, or unless such Participant becomes ineligible or otherwise modifies the Participant’s election for participation in the Plan.

(e)         Notwithstanding any other provisions of the Plan to the contrary, in non-U.S. jurisdictions where participation in the Plan through payroll deductions is prohibited or otherwise problematic under applicable local laws (as determined by the Administrator in its sole discretion), the Administrator may provide that an Eligible Employee may elect to participate through contributions to the Participant’s Plan Account in a form acceptable to the Administrator in lieu of or in addition to payroll deductions; provided, however, that, for any Offering under the Section 423 Component, the Administrator must determine that any alternative method of contribution is applied on an equal and uniform basis to all Eligible Employees in the Offering. Any reference to “payroll deductions” in this Section 2.2 (or in any other section of the Plan) will similarly cover contributions by other means made pursuant to this Section 2.2(e).

ARTICLE III
PURCHASE OF SHARES

3.1         Gant of Option. The Company may make one or more Offerings under the Plan, which may be successive or overlapping with one another, until the earlier of: (i) the date on which all Shares available under the Plan have been purchased or (ii) the date on which the Plan is suspended or terminates. No Offering shall commence prior to the date on which the Company’s registration statement on Form S-8 is filed with the U.S. Securities and Exchange Commission in respect of the Plan. The Administrator shall designate the terms and conditions of each Offering in writing in the Participation Election, including without limitation, the Offering Period and the Purchase Periods. Each Participant shall be granted an Option with respect to an Offering Period on the applicable Grant Date. Subject to the limitations of Section 2.1(b) hereof, the number of Shares subject to a Participant’s Option shall be determined by dividing (a) such Participant’s payroll deductions accumulated prior to an Exercise Date and retained in the Participant’s Plan Account on such Exercise Date by (b) the applicable Option Price. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of Shares that a Participant may purchase during any Purchase Periods under such future Offering Periods. Each Option shall expire on the last Exercise Date for the applicable Offering Period immediately after the automatic exercise of the Option in accordance with Section 3.3 hereof, unless such Option terminates earlier in accordance with Article III hereof.

3.2         Option Price. The Option Price shall equal 85% of the lesser of the Fair Market Value of a Share on (a) the applicable Grant Date, and (b) the applicable Exercise Date, or such other price designated by the Administrator; provided that no Option Price shall be designated by the Administrator that would cause the Section 423 Component to fail to meet the requirements under Section 423 of the Code.

3.3         Purchase of Shares.

(a)         On each Exercise Date for an Offering Period, each Participant shall automatically and without any action on such Participant’s part be deemed to have exercised the Participant’s Option to purchase at the applicable Option Price the largest number of whole Shares which can be purchased with the amount in the Participant’s Plan Account, subject to the limitations set forth in the Plan. No fractional Shares shall be issued upon the exercise of the Participant’s Option with respect to an Offering Period, unless the Participation Election for the applicable Offering Period specifically provides otherwise. Unless otherwise determined by the Administrator in advance of an Offering or in accordance with applicable law, any balance that is remaining in the Participant’s Plan Account (after exercise of such Participant’s Option) as of the Exercise Date shall be carried forward into the next Offering Period, unless the Participant has properly elected to withdraw from the Plan, has ceased to be an Eligible Employee or with respect to the maximum limitations set forth in Section 2.1(b) and Section 3.1. Any balance not carried forward to the next Offering Period in accordance with the prior sentence shall promptly be refunded as soon as administratively practicable to the applicable Participant.

(b)         As soon as practicable following each Exercise Date, the number of Shares purchased by such Participant pursuant to Section 3.3(a) hereof shall be delivered (either in share certificate or book entry form), in the Company’s sole discretion, to either (i) the Participant or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company. The Company may require that shares be retained with such brokerage or firm for a designated period of time and/or may establish procedures to permit tracking of disqualifying dispositions of such shares.

3.4         Transferability of Rights. An Option granted under the Plan shall not be transferable, other than by will or the applicable laws of descent and distribution and is exercisable during the Participant’s lifetime only by the Participant. No option or interest or right to the Option shall be available to pay off any debts, contracts or engagements of the Participant or the Participant’s successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the Option shall have no effect.

ARTICLE IV
PROVISIONS RELATING TO COMMON STOCK

4.1         Shares Reserved. Subject to adjustment as provided in Section 4.2 hereof, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be 1,800,000 shares. Shares made available for sale under the Plan may be authorized but unissued shares or treasury Shares. If any right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such right shall again become available for issuance under the Plan.

4.2         Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)         Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares which have been authorized for issuance under the Plan but not yet placed under Option, as well as the price per share and the number of Shares covered by each Option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, share dividend, combination, amalgamation, consolidation, reorganization, arrangement or reclassification of the Shares, or any other increase or decrease in the number Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Shares subject to an Option.

(b)         Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 5.1 hereof or the Participant has ceased to be an Eligible Employee as provided in Section 5.2 hereof.

(c)         Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a parent or subsidiary of the successor corporation. If the successor corporation refuses to assume or substitute for the Option, any Offering Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Administrator shall notify each Participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 5.1 hereof or the Participant has ceased to be an Eligible Employee as provided in Section 5.2 hereof.

4.3         Insufficient Shares. If the Administrator determines that, on a given Exercise Date, the number of Shares with respect to which Options are to be exercised may exceed the number of Shares remaining available for sale under the Plan on such Exercise Date, the Administrator shall make a pro rata allocation of the Shares available for issuance on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Shares on such Exercise Date, and unless additional shares are authorized for issuance under the Plan, no further Offering Periods shall take place and the Plan shall terminate pursuant to Section 6.5 hereof. If an Offering Period is so terminated, then the balance of the amount credited to the Participant’s Plan Account which has not been applied to the purchase of Shares shall be paid to such Participant in one lump sum in cash within 30 days after such Exercise Date, without any interest thereon (except as may be required by applicable local laws).

4.4         Rights as Stockholders. With respect to Shares subject to an Option, a Participant shall not be deemed to be a stockholder of the Company and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, the Shares have been deposited in the designated brokerage account following exercise of the Participant’s Option.

ARTICLE V
TERMINATION OF PARTICIPATION

5.1         Cessation of Contributions; Voluntary Withdrawal.

(a)         A Participant may cease payroll deductions during an Offering Period and elect to withdraw from the Plan by delivering written notice of such election to the Company or an Agent designated by the Company in such form and at such time prior to the Exercise Date for such Offering Period as may be established by the Administrator (a “Withdrawal Election”). In the event a Participant elects to withdraw from the Plan, amounts then credited to such Participant’s Plan Account shall be returned to the Participant in one lump-sum payment in cash within 30 days after such election is received by the Company, without any interest thereon (except as may be required by applicable local laws), and the Participant shall cease to participate in the Plan and the Participant’s Option for such Offering Period shall terminate upon receipt of the Withdrawal Election.

(b)         A Participant’s withdrawal from the Plan shall not have any effect upon the Participant’s eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

(c)         A Participant who ceases contributions to the Plan during any Offering Period shall not be permitted to resume contributions to the Plan during that Offering Period.

5.2         Termination of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, such Participant’s Option for the applicable Offering Period shall automatically terminate, the Participant shall be deemed to have elected to withdraw from the Plan, and any balance on such Participant’s Plan Account shall be paid to such Participant or, in the case of the Participant’s death, to the person or persons entitled thereto pursuant to applicable law, within 30 days after such cessation of being an Eligible Employee, without any interest thereon (except as may be required by applicable local laws). If a Participant transfers employment from the Company or any Designated Subsidiary participating in the Section 423 Component to any Designated Subsidiary participating in the Non-Section 423 Component, such transfer shall not be treated as a termination of employment, but the Participant shall immediately cease to participate in the Section 423 Component; however, any contributions made for the Offering Period in which such transfer occurs shall be transferred to the Non-Section 423 Component, and such Participant shall immediately join the then-current Offering under the Non-Section 423 Component upon the same terms and conditions in effect for the Participant’s participation in the Section 423 Component, except for such modifications otherwise applicable for Participants in such Offering. A Participant who transfers employment from any Designated Subsidiary participating in the Non-Section 423 Component to the Company or any Designated Subsidiary participating in the Section 423 Component shall not be treated as terminating the Participant’s employment and shall remain a Participant in the Non-Section 423 Component until the earlier of (i) the end of the current Offering Period under the Non-Section 423 Component, or (ii) the Enrollment Date of the first Offering Period in which the Participant is eligible to participate following such transfer. Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment between companies participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code.

ARTICLE VI
GENERAL PROVISIONS

6.1         Administration.

(a)         The Plan shall be administered by the Committee, which shall be composed of members of the Board. The Committee may delegate administrative tasks under the Plan to the services of an Agent or Employees to assist in the administration of the Plan, including without limitation, determining the Designated Subsidiaries participating in the Plan, establishing and maintaining an individual securities account under the Plan for each Participant, determining enrollment and withdrawal deadlines and determining exchange rates. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

(b)         It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)         To establish and terminate Offerings;

(ii)         To determine when and how Options shall be granted and the provisions and terms of each Offering (which need not be identical);

(iii)         To select Designated Subsidiaries in accordance with Section 6.2 hereof; and

(iv)         To construe and interpret the Plan, the terms of any Offering and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, any Offering or any Option, in a manner and to the extent it shall deem necessary or expedient to administer the Plan, subject to Section 423 of the Code for the Section 423 Component.

(c)         The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures, provided that, the adoption and implementation of any such rules and/or procedures would not cause the Section 423 Component to be in noncompliance with Section 423 of the Code. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of Participation Elections, Withdrawal Elections, payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of share certificates which vary with local requirements.

(d)         The Administrator may adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 4.1 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

(e)         All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board or Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Board or Administrator shall be fully protected by the Company in respect to any such action, determination, or interpretation. Any and all risks resulting from any market fluctuations or conditions of any nature and affecting the price of Shares are assumed by the Participant.

6.2         Designation of Subsidiaries. The Administrator shall designate from time to time the Subsidiaries that shall constitute Designated Subsidiaries and determine whether such Designated Subsidiaries shall participate in the Section 423 Component or Non-Section 423 Component. The Administrator may designate a Subsidiary, or terminate the designation of a Subsidiary, without the approval of the stockholders of the Company.

6.3         Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of Plan Accounts shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Option Price, the number of shares purchased and the remaining cash balance, if any.

6.4         No Right to Employment. Nothing in the Plan shall be construed to give any person (including any Participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Participant) at any time, with or without cause, which right is expressly reserved.

6.5         Amendment and Termination of the Plan.

(a)         The Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and from time to time. Unless earlier terminated by the Board, the Plan shall automatically terminate at the end of the day immediately prior to the tenth (10th) anniversary of the Effective Date. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision), with respect to the Section 423 Component, or any other applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of any such amendment to the Plan in such a manner and to such a degree as required by Section 423 of the Code or such other law, regulation or rule.

(b)         If the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may in its discretion modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)         altering the Option Price for any Offering Period including an Offering Period underway at the time of the change in Option Price;

(ii)         shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and

(iii)         allocating Shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

(c)         Upon termination of the Plan, the balance in each Participant’s Plan Account shall be refunded as soon as practicable after such termination, without any interest thereon (except as may be required by applicable local laws).

6.6         Use of Funds; No Interest Paid. All funds received by the Company by reason of purchase of shares of Shares under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose (except as may be required by applicable local laws). No interest shall be paid to any Participant or credited under the Plan (except as may be required by applicable local laws).

6.7         Term; Approval by Stockholders. No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan shall be submitted for the approval of the Company’s stockholders within 12 months after the date of the Board’s initial adoption of the Plan. Options may be granted prior to such stockholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided, further that if such approval has not been obtained by the end of the 12-month period, all Options previously granted under the Plan shall thereupon terminate and be canceled and become null and void without being exercised.

6.8         Effect Upon Other Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company, any Parent or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company or any Parent or any Subsidiary, or (b) to grant or assume Options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, amalgamation, combination, arrangement, consolidation or otherwise, of the business, shares or assets of any corporation, firm or association.

6.9         Conformity to Securities Laws. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

6.10         Notice of Disposition of Shares. Each Participant shall give the Company prompt notice of any disposition or other transfer of any Shares, acquired pursuant to the exercise of an Option granted under the Section 423 Component, if such disposition or transfer is made (a) within two years after the applicable Grant Date or (b) within one year after the transfer of such Shares to such Participant upon exercise of such Option. The Company may direct that any certificates evidencing shares acquired pursuant to the Plan refer to such requirement.

6.11         Tax Withholding. At the time of any taxable event that creates a withholding obligation for the Company or any Parent or Subsidiary, the Participant will make adequate provision for any Tax-Related Items. In their sole discretion, and except as otherwise determined by the Administrator, the Company or the Designated Subsidiary that employs or employed the Participant may satisfy their obligations to withhold Tax-Related Items by (a) withholding from the Participant’s wages or other compensation, (b) withholding a sufficient whole number of Shares otherwise issuable following exercise of the Option having an aggregate value sufficient to pay the Tax-Related Items required to be withheld with respect to the Option and/or shares, or (c) withholding from proceeds from the sale of Shares issued upon exercise of the Option, either through a voluntary sale or a mandatory sale arranged by the Company.

6.12         Governing Law. The Plan and all rights, agreements and obligations hereunder shall be administered, interpreted and enforced under the laws of the State of Delaware, without regard to the conflict of law rules thereof or of any other jurisdiction.

6.13         Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

6.14         Conditions to Issuance of Shares.

(a)         Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of an Option by a Participant, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange or automated quotation system on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b)         All certificates for Shares delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with U.S. and non-U.S. federal, provincial, state or local securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any certificate or book entry evidencing Shares to reference restrictions applicable to the Shares.

(c)         The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Option, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)         Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Option, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or share plan administrator).

If, pursuant to this Section 6.14, the Administrator determines that Shares will not be issued to any Participant, the Company is relieved from liability to any Participant except to refund to the Participant such Participant’s Plan Account balance, without interest thereon (except as may be required by applicable local laws).

6.15         Equal Rights and Privileges. All Eligible Employees granted Options pursuant to an Offering under the Section 423 Component shall have equal rights and privileges under this Plan to the extent required under Section 423 of the Code so that the Section 423 Component qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Any provision of the Section 423 Component that is inconsistent with Section 423 of the Code shall, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code. Eligible Employees participating in the Non-Section 423 Component need not have the same rights and privileges as each other, or as Eligible Employees participating in the Section 423 Component.

6.16         Rules Particular to Specific Countries. Notwithstanding anything herein to the contrary, the terms and conditions of the Plan with respect to Participants who are tax residents of a particular non-U.S. country or who are non-U.S. nationals or employed in non-U.S. jurisdictions may be subject to an addendum to the Plan in the form of an appendix or sub-plan (which appendix or sub-plan may be designed to govern Offerings under the Section 423 Component or the Non-Section 423 Component, as determined by the Administrator). To the extent that the terms and conditions set forth in an appendix or sub-plan conflict with any provisions of the Plan, the provisions of the appendix or sub-plan shall govern. The adoption of any such appendix or sub-plan shall be pursuant to Section 6.1 above. Without limiting the foregoing, the Administrator is specifically authorized to adopt rules and procedures, with respect to Participants who are non-U.S. nationals or employed in non-U.S. jurisdictions, regarding the exclusion of particular Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, establishment of bank or trust accounts to hold payroll deductions or contributions, provided that the adoption and implementation of any such rules and/or procedures would not cause the Section 423 Component to be in noncompliance with Section 423 of the Code.

6.17         Section 409A. The Section 423 Component of the Plan and the Options granted pursuant to Offerings thereunder are intended to be exempt from the application of Section 409A. Neither the Non-Section 423 Component nor any Option granted pursuant to an Offering thereunder is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A. Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any Option granted under the Plan may be or become subject to Section 409A or that any provision of the Plan may cause an Option granted under the Plan to be or become subject to Section 409A, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, either through compliance with the requirements of Section 409A or with an available exemption therefrom.

ARTICLE VII
DEFINITIONS

As used in the Plan, the following words and phrases have the meanings specified below, unless the context clearly indicates otherwise:

“Administrator” means the Committee, or such individuals to which authority to administer the Plan has been delegated under Section 6.1 hereof.

“Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. Any reference to any section of the Code shall also be a reference to any successor provision and any guidance and treasury regulation promulgated thereunder.

“Committee” means the Compensation Committee of the Board.

“Common Stock” means the common stock, no par value per share, of the Company.

“Company” means Vaxart, Inc., a Delaware corporation, and its successors by operation of law.

“Compensation” of an Employee means the regular earnings or base salary, bonuses and commissions paid to the Employee from the Company on each Payday as compensation for services to the Company or any Designated Subsidiary, before deduction for any salary deferral contributions made by the Employee to any tax-qualified or nonqualified deferred compensation plan, including overtime, shift differentials, vacation pay, salaried production schedule premiums, holiday pay, jury duty pay, funeral leave pay, paid time off, military pay, prior week adjustments and weekly bonus, but excluding education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and moving reimbursements, including tax gross ups and taxable mileage allowance, income received in connection with any stock options, restricted stock, restricted stock units or other compensatory equity awards and all contributions made by the Company or any Designated Subsidiary for the Employee’s benefit under any employee benefit plan now or hereafter established. Such Compensation shall be calculated before deduction of any income or employment tax withholdings, but shall be withheld from the Employee’s net income. The Administrator, in its discretion, may establish a different definition of Compensation for an Offering, which for the Section 423 Component shall apply on a uniform and nondiscriminatory basis. Further, the Administrator will have discretion to determine the application of this definition to Eligible Employees outside the United States.

“Designated Subsidiary” means each Subsidiary, including any Subsidiary in existence on the Effective Date and any Subsidiary formed or acquired following the Effective Date, that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan, in accordance with Section 6.2 hereof, such designation to specify whether such participation is in the Section 423 Component or Non-Section 423 Component. A Designated Subsidiary may participate in either the Section 423 Component or Non-Section 423 Component, but not both.

“Effective Date” means the date the Plan is adopted by the Board, subject to approval of the Company’s stockholders.

“Eligible Employee” means, except as otherwise provided by the Administrator, any Employee: (a) who is customarily scheduled to work at least 20 hours per week; (b) whose customary employment is more than five months in a calendar year; and (c) who, after the granting of the Option, would not be deemed for purposes of Section 423(b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of clause (c), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

Notwithstanding the foregoing, the Administrator may exclude from participation in the Section 423 Component as an Eligible Employee: (x) any Employee that is a “highly compensated employee” of the Company or any Designated Subsidiary (within the meaning of Section 414(q) of the Code), or that is such a “highly compensated employee” (A) with compensation above a specified level, (B) who is an officer or (C) who is subject to the disclosure requirements of Section 16(a) of the Exchange Act; or (y) any Employee who is a citizen or resident of a foreign jurisdiction (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (A) the grant of the Option is prohibited under the laws of the jurisdiction governing such Employee, or (B) compliance with the laws of the foreign jurisdiction would cause the Section 423 Component, any Offering thereunder or an Option granted thereunder to violate the requirements of Section 423 of the Code; provided that any exclusion in clauses (x) or (y) shall be applied in an identical manner under each Offering to all Employees of the Company and all Designated Subsidiaries, in accordance with Treas. Reg. § 1.423-2(e). Notwithstanding the foregoing, with respect to the Non-Section 423 Component, the first sentence in this definition shall apply in determining who is an “Eligible Employee,” except (a) the Administrator may limit eligibility further within the Company or a Designated Subsidiary so as to only designate some Employees of the Company or a Designated Subsidiary as Eligible Employees, and (b) to the extent the restrictions in the first sentence in this definition are not consistent with applicable local laws, the applicable local laws shall control.

“Employee” means any person who renders services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. “Employee” shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Designated Subsidiary and meeting the requirements of Treas. Reg. § 1.421-1(h)(2). Where the period of leave exceeds three months, or such other period specified in Treas. Reg. §1.421-1(h)(2), and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treas. Reg. §1.421-1(h)(2).

“Enrollment Date” means the first date of each Offering Period.

“Exercise Date” means the last day of each Purchase Period, except as provided in Section 4.2 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows: (a) If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange or Nasdaq Stock Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, the Fair Market Value of a Share shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; (b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, the Fair Market Value of a Share shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or (c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, the Fair Market Value of a Share shall be established by the Administrator in good faith.

“Grant Date” means the first day of an Offering Period.

“New Exercise Date” has the meaning set forth in Section 4.2(b) hereof.

“Non-Section 423 Component” means those Offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan, in each case, pursuant to which Options may be granted to Eligible Employees that need not satisfy the requirements for Options granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.

“Offering” means an offer under the Plan of an Option that may be exercised during an Offering Period as further described in Article III hereof. Unless otherwise specified by the Administrator, each Offering to the Eligible Employees shall be deemed a separate Offering, even if the dates and other terms of the applicable Purchase Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Treas. Reg. § 1.423-2(a)(1), the terms of each separate Offering under the Section 423 Component need not be identical, provided that the terms of the Section 423 Component and an Offering thereunder together satisfy Treas. Reg. § 1.423-2(a)(2) and (a)(3).

“Offering Period” means the periods of approximately six (6) months during which Options shall be granted to Participants, commencing on such Trading Day as designated by the Administrator and terminating on a Trading Day approximately six (6) months later, each as determined by the Administrator in its sole discretion. The duration and timing of Offering Periods may be established or changed by the Administrator at any time, in its sole discretion and may consist of one or more Purchase Periods. Notwithstanding the foregoing, in no event may an Offering Period exceed 27 months.

“Option” means the right to purchase Shares pursuant to the Plan during each Offering Period.

“Option Price” means the purchase price of a Share hereunder as provided in Section 3.2 hereof.

“Parent” means any entity that is a parent corporation of the Company within the meaning of Section 424 of the Code.

“Participant” means any Eligible Employee who elects to participate in the Plan.

“Participation Election” has the meaning set forth in Section 2.2(a) hereof.

“Payday” means the regular and recurring established day for payment of Compensation to an Employee.

“Plan” means this 2022 Employee Stock Purchase Plan, including both the Section 423 Component and Non-Section 423 Component and any other sub-plans or appendices hereto, as amended from time to time.

“Plan Account” means a bookkeeping account established and maintained by the Company in the name of each Participant.

“Purchase Period” means the period commencing on the first Trading Day of each Offering Period and terminating on the last Trading Day of each Offering Period, as determined by the Administrator in its sole discretion. The duration and timing of Purchase Periods may be established or changed by the Administrator at any time, in its sole discretion. Notwithstanding the foregoing, in no event may a Purchase Period exceed the duration of the Offering Period under which it is established.

“Section 409A” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable treasury regulations and other official guidance thereunder.

“Section 423 Component” means those Offerings under the Plan that are intended to meet the requirements under Section 423(b) of the Code.

“Shares” means shares of Common Stock.

“Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

“Tax-Related Items” means any U.S. and non-U.S. federal, provincial, state and/or local taxes (including, without limitation, income tax, social insurance contributions, fringe benefit tax, employment tax, stamp tax and any employer tax liability which has been transferred to a Participant) for which a Participant is liable in connection with his or her participation in the Plan.

“Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.

“Treas. Reg.” means U.S. Department of the Treasury regulations.

“Withdrawal Election” has the meaning set forth in Section 5.1(a) hereof.

* * * * *

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 6, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VXRT2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 6, 2022. Have your proxy card in hand when you call and then follow the instructions.

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D83280-P74404 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VAXART, INC.

The Board of Directors recommends you vote FOR ALL the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Julie M. Cherrington, Ph.D.
02) Todd Davis
03) Michael J. Finney, Ph.D.
04) Andrei Floroiu
05) David Wheadon, M.D.
06) Karen J. Wilson
07) Robert A. Yedid

The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5, and 6.

The effectiveness of Proposal Nos. 3 and 4 are contingent upon approval of Proposal No. 2. As a result, if stockholders do not approve Proposal No. 2, then (i) the amendment and restatement to the 2019 Equity Incentive Plan cannot become operative even if the stockholders approve Proposal No. 3, and (ii) the 2022 Employee Stock Purchase Plan cannot become operative even if the stockholders approve Proposal No. 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D83281-P74404

Vaxart, Inc.
2022 Annual Meeting of Stockholders
June 7, 2022 at 9:30 a.m. Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Andrei Floroiu and Edward B. Berg (the "Proxies"), each with full power of substitution and power as proxy, to vote all the shares of common stock which the undersigned would be entitled to vote if personally present and acting at the 2022 Annual Meeting of Stockholders of Vaxart, Inc., to be held at 170 Harbor Way, Suite 300, South San Francisco, California 94080, and virtually, via live webcast at www.virtualshareholdermeeting.com/VXRT2022, on Tuesday, June 7, 2022 at 9:30 a.m. local time, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side